                                                                       EXHIBIT B

                                                             [Execution Version]

                            SHARE EXCHANGE AGREEMENT

                                  by and among

                                 SFMT-CIS, INC.,

                           NYE TELENOR EAST INVEST AS

                                       AND

                              GOLDEN TELECOM, INC.

                       ----------------------------------

                           Dated as of August 19, 2003

                       -----------------------------------


                                TABLE OF CONTENTS

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
ARTICLE I DEFINITIONS............................................................................................      2

ARTICLE II ACQUISITION; CLOSING..................................................................................      9

         Section 2.1       Purchase and Sale of the Shares.......................................................      9
         Section 2.2       Consideration.........................................................................      9
         Section 2.3       Exchange Procedure....................................................................      9
         Section 2.4       Closing...............................................................................     10
         Section 2.5       Closing Deliveries of Seller..........................................................     11
         Section 2.6       Closing Deliveries of Buyer and GTI...................................................     11
         Section 2.7       Transfer Taxes........................................................................     11
         Section 2.8       Post Closing Adjustment...............................................................     11

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER.............................................................     15

         Section 3.1       Organization and Authority; Books and Records.........................................     15
         Section 3.2       Due Authorization; Binding Obligation.................................................     15
         Section 3.3       Non-Contravention.....................................................................     16
         Section 3.4       Regulatory Approvals..................................................................     16
         Section 3.5       Ownership of the Shares...............................................................     16
         Section 3.6       Capitalization of the Company.........................................................     17
         Section 3.7       Company Subsidiaries..................................................................     17
         Section 3.8       Organization of the Company, the Principal Subsidiary and the Other
                           Company Subsidiaries..................................................................     19
         Section 3.9       Qualifications........................................................................     20
         Section 3.10      Financial Statements..................................................................     20
         Section 3.11      Absence of Certain Changes or Events..................................................     21
         Section 3.12      Network Description and Related Matters...............................................     22
         Section 3.13      Assets Other than Real Property.......................................................     22
         Section 3.14      Real Property Leased or Owned.........................................................     23
         Section 3.15      Intellectual Property.................................................................     23
         Section 3.16      Insurance.............................................................................     24
         Section 3.17      Commitments...........................................................................     24
         Section 3.18      Legal Proceedings.....................................................................     27
         Section 3.19      Taxes.................................................................................     27
         Section 3.20      Compliance with Laws; Permits and Licenses............................................     28
         Section 3.21      Environmental Matters.................................................................     29
         Section 3.22      Benefit Plans; Termination and Severance Agreements...................................     29
         Section 3.23      Employee and Labor Matters............................................................     30
         Section 3.24      Powers of Attorney; Bank Accounts.....................................................     30
         Section 3.25      Customer Accounts Receivable; Inventories.............................................     31
         Section 3.26      Customers and Suppliers...............................................................     31
         Section 3.27      Investment Representations............................................................     31
         Section 3.28      No Unlawful Payments..................................................................     32
         Section 3.29      Interconnect Providers................................................................     32
         Section 3.30      No Undisclosed Liabilities............................................................     33

                                       i

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
         Section 3.31      Intercompany Liabilities or Arrangements..............................................     33
         Section 3.32      No Liens..............................................................................     33
         Section 3.33      No Third Party Authorizations.........................................................     33
         Section 3.34      Termination of Dividend Obligations...................................................     33
         Section 3.35      No Material Misstatement or Omission..................................................     34

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF GTI.................................................................     34

         Section 4.1       Organization and Authority............................................................     34
         Section 4.2       Key GTI Companies.....................................................................     34
         Section 4.3       Qualifications........................................................................     35
         Section 4.4       Absence of Certain Changes or Events..................................................     35
         Section 4.5       Compliance with Law; Permits and Licenses.............................................     36
         Section 4.6       Due Authorization; Binding Obligation.................................................     36
         Section 4.7       Non-Contravention.....................................................................     37
         Section 4.8       Regulatory Approvals..................................................................     37
         Section 4.9       Legal Proceedings.....................................................................     38
         Section 4.10      Capitalization of GTI.................................................................     38
         Section 4.11      GTI Shares............................................................................     39
         Section 4.12      SEC Reports and Filings; NASDAQ Requirements..........................................     39
         Section 4.13      No Restriction on the Transaction; Takeover Statutes..................................     40
         Section 4.14      Compliance with US Security Laws......................................................     40
         Section 4.15      No Unlawful Payments..................................................................     40
         Section 4.16      Books and Records.....................................................................     41
         Section 4.17      Commitments...........................................................................     41
         Section 4.18      Taxes.................................................................................     43
         Section 4.19      Benefit Plans; Termination and Severance Agreements...................................     43
         Section 4.20      No Material Misstatement or Omission..................................................     44

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER................................................................     44

         Section 5.1       Organization and Authority............................................................     44
         Section 5.2       Due Authorization; Binding Obligation.................................................     44
         Section 5.3       Non-Contravention.....................................................................     45
         Section 5.4       Regulatory Approvals..................................................................     45
         Section 5.5       Legal Proceedings.....................................................................     45

ARTICLE VI CONDITIONS PRECEDENT..................................................................................     45

         Section 6.1       General Conditions Precedent to Obligations of Buyer and GTI..........................     45
         Section 6.2       Financial Conditions Precedent to Obligations of Buyer and GTI........................     48
         Section 6.3       General Conditions Precedent to Seller's Obligations..................................     49
         Section 6.4       Financial Conditions Precedent to Seller's Obligations................................     50

ARTICLE VII CONDUCT OF BUSINESS..................................................................................     52

         Section 7.1       Conduct of Business by the Company and the Company Subsidiaries.......................     52
         Section 7.2       Conduct of Business by GTI and the Key GTI Companies..................................     54

ARTICLE VIII FURTHER AGREEMENTS AND ASSURANCES...................................................................     56

         Section 8.1       Government Filings and Approvals......................................................     56
         Section 8.2       Confidentiality.......................................................................     56
         Section 8.3       Cooperation in Defense of Action......................................................     57
         Section 8.4       Best Efforts; Execution of Additional Documents.......................................     57

                                       ii

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
         Section 8.5       Insurance.............................................................................     58
         Section 8.6       Resignations and Bank Account Rights..................................................     58
         Section 8.7       Non-Interference......................................................................     58
         Section 8.8       Investment Covenants..................................................................     58
         Section 8.9       Additional Disclosure.................................................................     59
         Section 8.10      Transfer of the Supplemental Shares by the Seller's Designee..........................     59
         Section 8.11      Cooperation on Tax Matters............................................................     60
         Section 8.12      Foreign Corrupt Practices Act.........................................................     60

ARTICLE IX INDEMNIFICATION.......................................................................................     60

         Section 9.1       Indemnification by Seller.............................................................     60
         Section 9.2       Indemnification by GTI and Buyer......................................................     61
         Section 9.3       Third-Party Claims....................................................................     64

ARTICLE X TERMINATION............................................................................................     65

         Section 10.1      Mutual Agreement; Noncompliance or Nonperformance.....................................     65
         Section 10.2      Effect of Termination.................................................................     65

ARTICLE XI MISCELLANEOUS.........................................................................................     65

         Section 11.1      Severability..........................................................................     65
         Section 11.2      Integration...........................................................................     66
         Section 11.3      Assignment............................................................................     66
         Section 11.4      Survival..............................................................................     66
         Section 11.5      Counterparts..........................................................................     66
         Section 11.6      Headings; Construction Rules..........................................................     66
         Section 11.7      Waiver; Requirement of Writing........................................................     67
         Section 11.8      Finder's Fees; Brokers................................................................     67
         Section 11.9      Expenses..............................................................................     67
         Section 11.10     Notices...............................................................................     67
         Section 11.11     Applicable Law........................................................................     69
         Section 11.12     Dispute Resolution....................................................................     69
         Section 11.13     No Insider Trading....................................................................     70
         Section 11.14     Public Announcements..................................................................     70
         Section 11.15     No Third-Party Beneficiaries..........................................................     71

         SCHEDULES

         Schedule 1(a)                  Persons with Knowledge for GTI and Buyer
         Schedule 1(b)                  Persons with Knowledge for Seller
         Schedule 2.3(a)                Seller Transfer Documentation
         Schedule 3.12                  Description of the Network
         Schedule 3.7(b)(i)             Company Subsidiaries
         Schedule 3.7(b)(ii)            Company Minority Interests
         Schedule 3.8(e)                Minutes of Shareholders or Participants Meetings and Board Meetings
         Schedule 3.9                   Qualifications
         Schedule 3.13(a)               Liens
         Schedule 3.13(c)               Developments Affecting the Network
         Schedule 3.14                  Real Property Leased or Owned
         Schedule 3.15 (a)              Intellectual Property
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                                       iii

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
         Schedule 3.15 (b)              Non-Exclusive Right to Use Intellectual Property
         Schedule 3.16                  Insurance
         Schedule 3.17(a)               Commitments
         Schedule 3.17(b)               Breach or Default
         Schedule 3.18                  Legal Proceedings
         Schedule 3.19(a)               Tax Returns
         Schedule 3.19(b)               Tax Audits or Investigations
         Schedule 3.20(a) Part I        Authorizations (Other Than Telecommunications)
         Schedule 3.20(a) Part II       Telecommunications Authorizations
         Schedule 3.20(b)               Non-Compliance
         Schedule 3.22(a)               Benefit Plans
         Schedule 3.22(b)               Termination or Severance Payment Obligations
         Schedule 3.23(b)               Work Permits and Visas
         Schedule 3.24                  Powers of Attorney; Bank Accounts
         Schedule 3.25(a)               Customer Accounts Receivable
         Schedule 3.26                  Customers and Suppliers
         Schedule 3.30                  No Undisclosed Liabilities
         Schedule 3.31                  Intercompany Liabilities or Arrangements
         Schedule 3.34                  Termination of Dividend Obligations
         Schedule 4.2                   Key GTI Companies
         Schedule 4.5                   Compliance with Law; Permits and Licenses
         Schedule 4.9                   Legal Proceedings
         Schedule 4.10                  Capitalization of GTI
         Schedule 4.17(a)               Commitments
         Schedule 4.17(b)               Breach of Obligations
         Schedule 4.18(a)               Overdue Tax Returns; Completeness of Tax Returns
         Schedule 4.18(b)               Taxes
         Schedule 4.19                  Benefit Plans; Termination and Severance Agreements
         Schedule 7.2                   Conduct of Business by GTI and the Key GTI Companies

         EXHIBITS

         Exhibit A - New Registration Rights Agreement

         Exhibit B - New Shareholders Agreement

         Exhibit C - New Standstill Agreement

         Exhibit D - Seller Guarantee

         Exhibit E - Share Transfer Order

         Exhibit F - Supplemental Share Transfer Agreement

         Exhibit G-1A and G-1B - Legal Opinions of Coudert Brothers LLP, New York and Russian counsel to Seller

         Exhibit G-2 - Legal Opinion of Advokatene i Telenor, Norwegian counsel to Seller and Guarantor

         Exhibit H - Legal Opinion of Chadbourne & Parke LLP, New York Counsel to Buyer and GTI

                            SHARE EXCHANGE AGREEMENT

         THIS SHARE EXCHANGE AGREEMENT, dated as of August 19, 2003 (the "Execution Date"), is made by and among SFMT-CIS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware, USA ("Buyer"), NYE TELENOR EAST INVEST AS, a corporation duly organized and validly existing under the laws of Norway ("Seller") and GOLDEN TELECOM, INC., a corporation duly organized and validly existing under the laws of the State of Delaware, USA ("GTI"). (Buyer, Seller and GTI are referred to collectively as the "Parties" and each individually as a "Party").

                              W I T N E S S E T H :

         (A) Seller is the legal, record and beneficial owner of all of the issued and outstanding shares of capital stock in OAO Comincom, an open joint stock company duly registered and validly existing under the laws of the Russian Federation (the "Company"), with the sole exception of five (5) shares of the Company's common stock (the "Supplemental Shares") which are owned as of record by the Seller's Designee (as defined below);

         (B) The Company directly wholly owns all of the issued and outstanding shares of capital stock of OAO Combellga, an open joint stock company duly organized and validly existing under the laws of the Russian Federation (the "Principal Subsidiary"), which are comprised solely of 1,100 shares of common stock, nominal value 132.43608 Rubles per share, and additionally owns, directly or indirectly, interests and shares in twelve other entities;

         (C) Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all of the Seller Shares (as defined below), and additionally Seller has agreed to procure that the Supplemental Shares are transferred to Buyer's Designee (as defined below) in connection therewith, all upon the terms and subject to the conditions set forth herein (the "Acquisition");

         (D) GTI owns, directly or indirectly, all of the outstanding shares of capital stock of Buyer; and

         (E) GTI deems it in the best interests of GTI to issue the GTI Shares (as defined below) to Seller as consideration for the Acquisition;

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements hereinafter contained, the Parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         For the purposes of this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

         "Acquisition" has the meaning set forth in the third Recital.

         "Act" has the meaning set forth in Section 3.28.

         "Action" means any legal, administrative, governmental or regulatory proceeding or other action, suit, proceeding, claim, arbitration, mediation, alternative dispute resolution procedure, inquiry or investigation by or before any arbitrator, mediator, court or other Governmental Entity.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that for the purposes of this Agreement, neither OAO "Vimpel-Communications" nor OAO "Vimpelcom-Region" nor any of their respective Subsidiaries shall be deemed Affiliates of the Seller. For purposes of the immediately preceding sentence, the term "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

         "Agreement" means this Share Exchange Agreement, as the same may be duly amended, modified or supplemented from time to time.

         "Annual Report" has the meaning set forth in Section 3.27(c).

         "Antimonopoly Ministry" means the Ministry for Antimonopoly Policy and Support for Entrepreneurship of the Russian Federation, or any successor entity thereto, including any applicable territorial agent thereof.

         "Authorization" means any consent, permission, waiver, allowance, novation, authorization, declaration, filing, registration, notification, application, license, permit, certificate, variance, exemption, franchise or other approval issued, granted, given or otherwise made available by, or required to be filed with, any Governmental Entity or pursuant to any Law.

         "Business Day" means a day upon which banks are generally open for business in each of Norway, the Russian Federation and the United States of America.

         "Buyer" has the meaning set forth in the Preamble hereto.

         "Buyer's Designee" shall mean SFMT-Rusnet, Inc., a Delaware corporation and an indirectly wholly-owned subsidiary of GTI.

         "Capital Expenditures" means payments made, or obligations to make future payments, for long-term assets, including property, plant and equipment and intangible assets delivered to a Person or any of its Subsidiaries, or pre-payments for such long-term assets less internal labor and material costs associated with developing plant and equipment.

         "Charter" means the charter of the Company approved by the general meeting of the shareholders of the Company on June 7, 2002 and registered with the Moscow Registration Chamber on June 27, 2002, as amended from time to time thereafter.

         "Closing" has the meaning set forth in Section 2.4(a).

         "Closing Date" has the meaning set forth in Section 2.4(a).

         "Closing Indebtedness" has the meaning set forth in Section 2.8(c).

         "Closing Statements" has the meaning set forth in Section 2.8(a).

         "Company" has the meaning set forth in the first Recital.

         "Company Balance Sheet" has the meaning set forth in Section 3.10(b).

         "Company Closing Statement" has the meaning set forth in Section
2.8(a).

         "Company Contracts" has the meaning set forth in Section 3.17(b).

         "Company Minority Interests" has the meaning set forth in Section 3.7(b)(ii).

         "Company Subsidiaries" has the meaning set forth in Section 3.7(b)(i).

         "Confidential Information" means all information possessed by Seller, any of its Affiliates or any of their Representatives concerning the Company or any of the Company Subsidiaries, including without limitation notes, analyses, compilations, studies, interpretations, documents or records containing, referring, relating to, based upon or derived from, such information, in whole or in part, other than information that is or becomes generally available to the public (other than as a result of a disclosure by Seller, an Affiliate of Seller or any Representative of the Seller or any of its Affiliates).

         "Confidentiality Agreement" means that certain Mutual Confidentiality, Non-Disclosure and Non-Solicitation Agreement, dated as of April 10, 2002 (as amended), by and among GTI, Seller, the Company and the other individuals named therein.

         "Current Registration Rights Agreements" means, collectively, the following:

    - Registration Rights Agreement, dated as of October 5, 1999, between GTI and First NIS Regional Fund SICAV, as amended by an Assignment and Amendment Agreement, dated as of May 11, 2001, among GTI, Baring Vostok Private Equity Fund L.P., Cavendish Nominees Limited and First NIS Regional Fund SICAV;

    - Registration Rights Agreement, dated as of October 5, 1999, between GTI and Global TeleSystems Group, Inc. as assigned by the Shareholders Agreement among GTI, Global TeleSystems Europe Holdings, B.V., Alfa Telecom Limited, Capital International Global Emerging Markets Private Equity Fund, L.P., Cavendish Nominees Limited and First NIS Regional Fund SICAV dated as of May 11, 2001;

    - Registration Rights Agreement, dated as of October 5, 1999, between GTI and Baring Vostok Private Equity Fund, L.P. as amended by an Assignment and Amendment Agreement, dated as of May 11, 2001, among GTI, Baring Vostok Private Equity Fund, L.P., Cavendish Nominees Limited and First NIS Regional Fund SICAV;

    - Shareholders and Registration Rights Agreement, dated as of December 23, 1999, among GTI, Global TeleSystems Group, Inc., and Capital International Global Emerging Markets Private Equity Fund, L.P. as assigned by the Shareholders Agreement among GTI, Global TeleSystems Europe Holdings, B.V., Alfa Telecom Limited, Capital International Global Emerging Markets Private Equity Fund, L.P., Cavendish Nominees Limited and First NIS Regional Fund SICAV dated as of May 11, 2001; and

    - Registration Rights Agreement, dated September 5, 2002, between OAO Rostelecom and GTI.

         "Current Shareholders" means, collectively, Alfa Telecom Limited, OAO Rostelecom, Capital International Global Emerging Markets Private Equity Fund, L.P., Cavendish Nominees Limited and First NIS Regional Fund SICAV.

         "Current Shareholders' Agreement" means the Shareholders Agreement dated as of September 5, 2002 by and among the Current Shareholders and GTI.

         "Current Standstill Agreement" means the Standstill Agreement dated as of September 5, 2002 by and among the Current Shareholders and GTI.

         "Cut Off Date" has the meaning set forth in Section 2.4(b).

         "Delivery Date" has the meaning set forth in Section 2.8(a).

         "Disputing Party" has the meaning set forth in Section 2.8(b).

         "EBITDA" means operating earnings before implementation of the adjustment described in Financial Accounting Standards Board Staff Accounting Bulletin 101 and before interest, taxes, depreciation and amortization, based upon the results of a Person prepared in accordance with US GAAP and, in any case, after deducting any amounts resulting from capitalization of internal labor and material costs associated with developing plant and equipment.

         "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder as in effect from time to time.

         "Execution Date" has the meaning set forth in the Preamble hereto.

         "FASB 100" means Statement on Auditing Standards 100 issued by the Financial Accounting Standards Board, as in effect from time to time.

         "Final Closing Statements" has the meaning set forth in Section 2.8(b).

         "Governmental Entity" means, in any applicable jurisdiction or international forum, any (a) federal, state, territorial, oblast, okrug, regional, municipal, local or foreign government, (b) court, arbitral or other tribunal, (c) governmental or quasi-governmental authority of any nature (including any political subdivision, instrumentality, branch, department, official or entity), and including but not limited to international organizations having jurisdiction over matters concerning intellectual property or (d) agency, commission, authority or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

         "GTI" has the meaning set forth in the Preamble hereto.

         "GTI Affiliates" has the meaning set forth in Section 9.1.

         "GTI Closing Statement" has the meaning set forth in Section 2.8(a).

         "GTI Contracts" has the meaning set forth in Section 4.17(b).

         "GTI Shares" has the meaning set forth in Section 2.2.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the applicable rules and regulations promulgated thereunder.

         "Indebtedness" means, with respect to any Person, without duplication, all obligations of such Person, whether incurred as principal or surety and whether present, future, actual or contingent, for the payment or repayment of money, net of unrestricted cash, cash equivalents and loans receivable in relation to capital leases, including, without limitation:

         (a) all indebtedness for borrowed money or for the deferred purchase price of property or services;

         (b)      all vendor financing obligations;

         (c) any amounts payable by such Person under capital leases or similar arrangements over their respective periods;

         (d) any credit to such Person from a supplier of goods or under any instalment purchase or other similar arrangement;

         (e) any liabilities and obligations of third parties to the extent that they are guaranteed by such Person or such Person has otherwise assumed or become liable for the payment of such liabilities or obligations or to the extent that they are secured by any Lien upon property owned by such Person whether or not such Person has assumed or become liable for the payment of such liabilities or obligations;

         (f) to the extent not irrevocably extinguished by the Company, Seller and the other holders of shares of capital stock or other ownership, membership or equity interests in the Company or any Company Subsidiary to the satisfaction of GTI, and whether or not known to GTI, any accrued dividends in respect of any such capital stock or other ownership, membership or equity interests (unless the rights thereto are in favor of the Company or any of the Company Subsidiaries), whether declared or not; and

         (g) all accrued and unpaid obligations in respect of employee salaries and benefits, other than those arising in the ordinary course of business;

         provided, however, that the term "Indebtedness" does not include (i) trade payables and other accrued current liabilities arising in the ordinary course of business, (ii) as at any date of determination, any amount which may, in the future, be owed under a framework agreement (or similar type of agreement) identified in Schedule 3.17(a) or
Schedule 4.17(a) hereto for the purchase of equipment or otherwise if an obligation to repay such amount has not actually been incurred on such date, and
(iii) in the case of the Company, as at December 31, 2002, any accrued but unpaid dividends of up to the Ruble equivalent of US$1,300,000 (one million three hundred thousand dollars).

         "Indemnified Party" has the meaning set forth in Section 9.3(a).

         "Indemnifying Party" has the meaning set forth in Section 9.3(a).

         "Intellectual Property" means any patent, trademark, trade name, service mark, copyright, franchise, license, database, "URL" and Internet domain name, computer program and other computer software or any related item, user interface, know-how, trade secret, customer list, marketing material, trade dress, logo or design, skill, experience, expertise and all documentation and media constituting, describing or relating to the foregoing, and including any application or registration filed or made in connection with any of the foregoing.

         "Key GTI Companies" means the Subsidiaries of GTI so identified on
Schedule 4.2 hereto.

         "Knowledge" means for each employee of GTI, Buyer or their Affiliates or Subsidiaries identified on Schedule 1(a) and of Seller or its Affiliates or Subsidiaries identified on Schedule 1(b) (i) if such individual is actually aware of such fact or other matter, or (ii) if such individual could reasonably be expected to discover or otherwise become aware of such fact or other matter after due inquiry and investigation concerning the existence of such fact or other matter (including review of applicable records relating to such fact or other matter).

         "Law" means any law, statute, constitution, treaty, rule, regulation, policy, guideline, standard, directive, ordinance, code, judgment, ruling, order, writ, decree, stipulation, normative act, instruction, information letter, injunction or determination of any Governmental Entity.

         "Lien" means any charge or claim, community property interest, condition, equitable interest, lien (statutory or otherwise), encumbrance, option, proxy, pledge, security interest, mortgage, right of first refusal, right of first offer, retention of title agreement, defect of title or restriction of any kind or nature, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

         "Management Accounts" has the meaning set forth in Section 3.10.

         "Market Price" means the price of one share of common stock of GTI on any given relevant day, determined (a) on the basis of the last reported sale price regular way on the NASDAQ National Market on such day or (b) if there is no such reported sale price on such day, on the basis of the average of the reported closing bid and asked prices regular way on the NASDAQ National Market on such day.

         "Network" has the meaning set forth in Section 3.12(a).

         "New Registration Rights Agreement" means the Registration Rights Agreement among the Current Shareholders, Seller and GTI to be entered into on the Execution Date, which shall be substantially in the form of Exhibit A and shall become effective as of the Closing Date.

         "New Shareholders Agreement" means the Shareholders Agreement among the Current Shareholders, Seller and GTI to be entered into on the Execution Date, which shall be substantially in the form of Exhibit B and shall become effective as of the Closing Date.

         "New Standstill Agreement" means the Standstill Agreement among the Current Shareholders, Seller and GTI to be entered into on the Execution Date, which shall be substantially in the form of Exhibit C and shall become effective as of the Closing Date.

         "Notice Deadline" has the meaning set forth in Section 2.8(b).

         "Notice of Disagreement" has the meaning set forth in Section 2.8(b).

         "Notional Price" means the amount obtained by multiplying the average of the Market Price of a share of GTI's common stock for each of the ten (10) trading days immediately preceding the Closing Date by the number of GTI Shares; provided, that if this Agreement is terminated and the Closing does not occur, then it shall be the amount obtained by multiplying the average Market Price of a share of GTI's common stock for each of the ten (10) trading days immediately preceding such termination date by the number of shares of GTI's common stock that would have represented 19.5% of GTI's outstanding common stock assuming the Acquisition had been consummated on such termination date.

         "Parties" has the meaning set forth in the Preamble hereto.

         "Permitted Liens" has the meaning set forth in Section 3.13(a).

         "Person" means any individual, firm, partnership, joint venture, trust, corporation, limited liability entity, unincorporated organization, estate or other entity (including a Governmental Entity).

         "Principal Subsidiary" has the meaning set forth in the second Recital.

         "Real Property" has the meaning set forth in Section 3.14.

         "Receiving Party" has the meaning set forth in Section 2.8(b).

         "Recipient" has the meaning set forth in Section 11.13.

         "Related Agreements" means, collectively, the New Registration Rights Agreement, the New Shareholders Agreement, the New Standstill Agreement and the Supplemental Share Transfer Agreement.

         "Representatives" has the meaning set forth in Section 8.2.

         "Required Indebtedness" has the meaning set forth in Section 2.8(c).

         "Response Letter" has the meaning set forth in Section 2.8(b).

         "Returns" means any return, declaration, report, estimate, information return and statement, including any related or supporting information or documentation with respect to any of the foregoing relating to the determination, assessment, collection or administration of any Taxes.

         "Rules" has the meaning set forth in Section 11.12(a).

         "SEC" means the United States Securities and Exchange Commission, or any successor thereto.

         "SEC Documents" has the meaning set forth in Section 4.12(a).

         "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations thereunder as in effect from time to time

         "Seller" has the meaning set forth in the Preamble hereto.

         "Seller's Affiliates" has the meaning set forth in Section 9.2.

         "Seller's Designee" means Mr. Alexander V. Kozhanov, the current General Director of the Company and the duly registered owner of the Supplemental Shares.

         "Seller Guarantee" means the guaranty to be entered into on the Closing Date by and among Telenor ASA, GTI and the Buyer, which shall be in the form of Exhibit D.

         "Seller Shares" means the following shares of issued and outstanding capital stock in the Company owned as of the Execution Date by Seller: 129,292 shares of common stock, nominal value 1 Ruble per share, 541 shares of non-convertible preferred stock, nominal value 1 Ruble per share, and 29,838 shares of Class B convertible preferred stock, nominal value 1 Ruble per share.

         "Seller Transfer Documentation" has the meaning set forth in Section 2.3(a).

         "Share Transfer Order" shall mean a transfer order (peredatochnoye rasporyazhenie) substantially in the form of Exhibit E.

         "Shareholders' Register" means the official register of the shareholders of the Company maintained by the Shareholders' Registrar.

         "Shareholders' Registrar" means the Person duly appointed by the Company to maintain the Shareholders' Register.

         "Shares" means collectively the Supplemental Shares and the Seller Shares.

         "Stock Certificate" has the meaning set forth in Section 2.3(b).

         "Subsidiary" means, with respect to any Person, any other Person in which such Person owns or controls, directly or indirectly, more than fifty percent (50%) of the securities having ordinary voting power for the election of directors or other governing body thereof or more than fifty percent (50%) of the partnership or other ownership interests therein (other than as a limited partner).

         "Supplemental Share Transfer Agreement" means that certain supplemental share transfer agreement dated as of the Execution Date by and among Seller, Buyer's Designee and Seller's Designee relating to the transfer of the Supplemental Shares from Seller's Designee to Buyer's Designee, which shall be substantially in the form of Exhibit F.

         "Supplemental Shares" has the meaning set forth in the first Recital.

         "Taxes" means any federal, regional, local, municipal and other tax, assessment, duty or similar charge of any kind whatsoever, including any corporate franchise, income, sales, use, ad valorem, receipts, value added, profits, license, withholding, payroll, employment, excise, property, customs, net worth, capital gains, transfer, stamp, documentary, social security, social fund, payroll, environmental or other tax, and including any interest, penalties and additions imposed with respect to such amounts.

         "Telecommunications Law" means the Federal Law of the Russian Federation No. 126 FZ "On Communications", signed by President Vladimir Putin of the Russian Federation on July 7, 2003, which is scheduled to enter into force on January 1, 2004.

         "Unaffiliated Firm" has the meaning set forth in Section 2.8(b).

         "US GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time and consistently applied.

                                   ARTICLE II

                              ACQUISITION; CLOSING

         Section 2.1       Purchase and Sale of the Shares.

         Subject to all of the terms and conditions of this Agreement and in reliance on the covenants, representations and warranties contained herein, at the Closing and for the consideration provided in Section 2.2, Seller shall (a) sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all of Seller's ownership rights, title and interest in and to the Seller Shares and (b) procure the transfer of the Supplemental Shares by Seller's Designee to Buyer's Designee pursuant to the Supplemental Share Transfer Agreement.

         Section 2.2       Consideration.

         The aggregate purchase price to be paid by Buyer to Seller against delivery of the Shares as provided for hereunder shall be such number of shares of duly authorized, validly issued, fully paid and non-assessable shares of common stock of GTI, with a par value of US $0.01 per share, constituting as of the Closing Date 19.5% (nineteen and one-half percent) of the issued and outstanding common stock of GTI after taking into account the effect of the Acquisition (the "GTI Shares").

         Section 2.3       Exchange Procedure.

         (a) At the Closing, Seller shall provide to Buyer and GTI (1) certified extracts from the Shareholders' Register evidencing the ownership of the Seller Shares by Buyer and the Supplemental Shares by Buyer's Designee, (2) a certified extract from the shareholders' register of the Principal Subsidiary dated no later than one (1) day prior to the Closing Date reflecting the Company as the sole owner of all the issued and outstanding shares of capital stock of the Principal Subsidiary, (3) certified extracts dated as of a date reasonably close to the Closing Date reflecting due ownership of the shares and interests of the Company and the Company Subsidiaries in the other Company Subsidiaries and the Company Minority Interests, and (4) Share Transfer Orders duly executed by Seller and Seller's Designee ordering the transfer of the Seller Shares and the Supplemental Shares, respectively, to Buyer and Buyer's Designee, respectively, together with the other documentation specified in Schedule 2.3(a), all of which shall be in form and substance satisfactory to Buyer and GTI (the "Seller Transfer Documentation").

         (b) Simultaneously with the delivery by Seller at the Closing of the Seller Transfer Documentation, GTI shall cause to be delivered to Seller or an agent of Seller as directed by Seller in a location to be agreed among the Parties a single stock certificate in the name of Seller representing the entire amount of the GTI Shares (the "Stock Certificate"). The Stock Certificate shall bear the following legend:

         "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT. THESE SECURITIES ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS' AGREEMENT AND A STANDSTILL AGREEMENT."

         Section 2.4       Closing.

         (a) The closing of the Acquisition (the "Closing") shall take place at the offices of GTI in Moscow, Russian Federation on the fifth Business Day following the satisfaction or waiver of all conditions set forth in Article VI or at such other place, date and time as the Parties may agree in writing. The date and time at which the Closing actually occurs is referred to herein as the "Closing Date".

         (b) Notwithstanding the foregoing paragraph (a), if the Closing Date shall not have occurred on or before January 31, 2004 (the "Cut Off Date"), then, as of the Cut Off Date, unless the Parties agree otherwise in writing, this Agreement shall terminate; provided, that if the sole remaining conditions to be satisfied by the Cut Off Date are one or more of the financial conditions precedent set forth in Section 6.2 and Section 6.4 and the Party entitled to the benefit of such condition is unable to determine whether such conditions precedent have been satisfied due to the fact that the quarterly financial statements of GTI or the Company, as applicable, have not been delivered by the relevant Party, despite such Party's reasonable efforts to do so, then the Cut Off Date shall automatically be extended until the fifth Business Day after the date on which the quarterly financial statements have been delivered by the relevant Party in accordance with the terms of this Agreement.

         Section 2.5       Closing Deliveries of Seller.

         On the Closing Date, Seller covenants and agrees to deliver to Buyer and GTI the following:

         (a)      the Seller Transfer Documentation;

         (b) an original or notarized copy of the resolution adopted by Seller's board of directors evidencing the due authorization of Seller to enter into and perform all of its obligations under this Agreement and the Related Agreements, including, but not limited to, taking such actions as are required of it on the Closing Date, and the execution, delivery and performance of all other agreements, instruments or other documents contemplated hereby and thereby;

         (c) a certified copy of the resolution adopted by Telenor ASA's board of directors evidencing the due authorization of Telenor ASA to enter into and perform all of its obligations under the Seller Guarantee; and

         (d) all other instruments, agreements, certificates, opinions and documents required to be delivered by Seller or the Company on or prior to the Closing Date pursuant to this Agreement.

         Section 2.6       Closing Deliveries of Buyer and GTI.

         On the Closing Date, Buyer and GTI covenant and agree to deliver to Seller the following:

         (a)      the Stock Certificate;

         (b) original or notarized copies of the resolutions adopted by Buyer's and GTI's boards of directors and/or other governing bodies, as appropriate, evidencing the due authorization of Buyer and GTI to enter into and perform their obligations under this Agreement and the Related Agreements to which either of them is a party; and

         (c) all other instruments, agreements, certificates, opinions and documents required to be delivered by Buyer and GTI on or prior to the Closing Date pursuant to this Agreement.

         Section 2.7       Transfer Taxes.

         All applicable sales, withholding, and transfer Taxes (including any stock transfer Taxes due as a result of the purchase and sale of the Shares and Taxes, if any, imposed upon the transfer of real and personal property) and filing, recording, registration, stamp, documentary and other Taxes and fees payable in connection with any of the transactions contemplated hereby will be the responsibility of, and be paid by, the appropriate Party in accordance with applicable Law.

         Section 2.8       Post Closing Adjustment

         (a) Within thirty (30) days of the Closing Date (the "Delivery Date"), (i) GTI shall deliver to Seller a balance sheet prepared for GTI on a consolidated basis in accordance with

US GAAP and reviewed in accordance with FASB 100 as of the Closing Date, together with a supporting schedule setting forth a determination of the Indebtedness for GTI on a consolidated basis as of the Closing Date (the "GTI Closing Statement"), and (ii) Seller shall deliver to GTI a balance sheet prepared for the Company and the Company Subsidiaries on a consolidated basis in accordance with US GAAP and reviewed in accordance with FASB 100 as of the Closing Date, together with a supporting schedule setting forth a determination of the Indebtedness for the Company and the Company Subsidiaries on a consolidated basis as of the Closing Date (the "Company Closing Statement", and together with the GTI Closing Statement, the "Closing Statements"). In preparing the GTI Closing Statement, any adjustment caused to the financial results of GTI that arises from the acquisition by GTI or any Subsidiary(ies) of GTI of the telephone service provider, Sibchallenge TeleCom, and an Internet service provider, Tel, in Krasnoyarsk, Russian Federation, shall not be taken into account, and the GTI Closing Statement shall be prepared as if such acquisitions did not (or will not) occur, provided that if such adjustment would negatively affect the net cash position of GTI and its consolidated Subsidiaries by more than US$20,000,000, then the amount in excess of US$20,000,000 by which such adjustment would affect such net cash position shall be taken into account in preparing the GTI Closing Statement. In preparing the Company Closing Statement, any adjustment caused to the financial results of the Company and the Company Subsidiaries that results from (A) the payment of fees to PricewaterhouseCoopers and American Appraisal for their services in connection with the Buyer's evaluation of the Acquisition, which in any event shall not exceed US$190,000 in the aggregate, and (B) the payment of any fees of PricewaterhouseCoopers for its services in connection with the preparation of the financial materials to be provided by the Seller in connection with GTI's proxy statement seeking shareholder approval of the issuance of the GTI Shares, which in any event shall not exceed US$100,000 in the aggregate, shall not be taken into account, and the Company Closing Statement shall be prepared as if such fees had not been paid.

         GTI will cause its employees (and the employees of its Subsidiaries and Affiliates) to assist Seller in the preparation of the Company Closing Statement and to assist Seller's auditor in connection with its review of the Company Closing Statement; provided, that such assistance will not unreasonably interfere with the normal work duties of such employees. GTI will cause Seller and Seller's auditor to be provided with access at all reasonable times, following reasonable notice, to the personnel, properties, accounting books and records of the Company and the Company Subsidiaries for such purposes.

         (b) The Closing Statements will be deemed to be the final, binding and conclusive Closing Statements (the "Final Closing Statements") for all purposes on the tenth (10th) Business Day after the Delivery Date (the "Notice Deadline") unless either GTI or Seller delivers to the other Party written notice of its disagreement (a "Notice of Disagreement") on or prior to the Notice Deadline specifying in reasonable detail the nature of such Party's objections to any item in the Closing Statement prepared by the other Party (the Party delivering a Notice of Disagreement is referred to as a "Disputing Party", and the Party to whom the Notice of Agreement is sent is referred to as a "Receiving Party"). Without prejudice to the Parties' respective rights under Sections 9.1 and 9.2 hereunder, each of GTI and Seller hereby waives the right to assert any objection to any item in the opposing Party's Closing Statement that is not asserted in a Notice of Disagreement delivered to such opposing Party by the Notice Deadline. If a Notice of Disagreement is timely delivered, then the set of Closing Statements that are the subject of such Notice of Disagreement will not be deemed to be final and binding for all purposes until the earlier of (1) the date GTI and Seller resolve in writing all differences they have with respect to the disputed item(s) provided for in the

Notice of Disagreement or (2) the date the disputed matters are resolved in writing by the Unaffiliated Firm (as defined below). For the avoidance of doubt, if a Notice of Disagreement is only delivered with respect to one set of Closing Statements as provided above, then the other set of Closing Statements shall be deemed final and binding for all purposes hereof.

         During the fifteen (15) day period following the Notice Deadline, GTI and Seller will seek in good faith to resolve any differences they may have with respect to the matters specified in any Notice of Disagreement. If, at the end of such fifteen (15) day period, GTI and Seller have not reached agreement on such matters, a Receiving Party will have five (5) Business Days to advise a Disputing Party in writing of its position with respect to each of the proposed adjustments by the Disputing Party that are in dispute (the "Response Letter"). Promptly following the end of such five (5) Business Day period, GTI and Seller will jointly engage an accounting firm of recognized international standing, the auditing division of which has not been engaged by, or paid, in the aggregate, fees in excess of US$100,000 (or the equivalent thereof in any other currency) by, GTI, Seller or any of their respective Affiliates in any one year within the three year period preceding the Closing Date (the "Unaffiliated Firm"), to resolve the matters which remain in dispute with respect to the disputed Closing Statements. In connection with such engagement, each of GTI and Seller agrees to execute, if requested by the Unaffiliated Firm, a reasonable engagement letter including customary indemnities. Promptly after such engagement of the Unaffiliated Firm, GTI and/or Seller, as applicable, will provide the Unaffiliated Firm with a copy of this Agreement, the Closing Statements that are the subject of each Notice of Disagreement, each Notice of Disagreement and each Response Letter. The Unaffiliated Firm will have the authority to request in writing such additional written submissions from either GTI or Seller as it deems appropriate, provided, that a copy of any such submission will be provided to the other Party at the same time as it is provided to the Unaffiliated Firm. Neither GTI nor Seller will make (nor permit any of its Subsidiaries or Affiliates to make) any additional submission to the Unaffiliated Firm except pursuant to such a written request by the Unaffiliated Firm, nor will either such Party communicate (nor permit any of its Subsidiaries or Affiliates to communicate) with the Unaffiliated Firm without providing such other Party a reasonable opportunity to participate in such communication with the Unaffiliated Firm (other than with respect to written submissions in response to the written request of the Unaffiliated Firm). From the date that the initial documents are submitted to the Unaffiliated Firm as provided herein, the Unaffiliated Firm will have thirty (30) days to review the documents provided to it pursuant to this Section 2.8(b). Within such period, the Unaffiliated Firm will furnish simultaneously to both parties its written determination with respect to each of the items in dispute submitted to it for resolution. The Unaffiliated Firm will resolve the differences submitted to it based solely upon the information provided to the Unaffiliated Firm by GTI and Seller pursuant to the terms of this Agreement (and not by independent review). The Unaffiliated Firm's authority will be limited to resolving disputes with respect to whether the disputed Closing Statements were properly prepared with respect to the individual items on the Closing Statements in dispute (it being understood that the Unaffiliated Firm will have no authority to make any adjustments to any financial statements or amounts other than the Closing Statements in dispute and amounts set forth therein). In resolving any disputed item, the Unaffiliated Firm may not assign a value to such item greater than the greatest value for such item asserted by either Party or less than the lowest value for such item asserted by either Party. The decision of the Unaffiliated Firm will be, for all purposes, conclusive, non-appealable, final and binding upon GTI and Seller. The fees of the Unaffiliated Firm will be borne by GTI and Seller in the same proportion that the US Dollar amount of disputed items lost by a Party bears to the total US Dollar amount in dispute resolved by the Unaffiliated Firm. Each of GTI and Seller will bear the fees, costs and expenses of its own accountants and all of its other expenses in connection with matters contemplated by this Section 2.8(b).

         (c) Upon resolution of the disputed items (if any) under the Closing Statements as provided in the foregoing Section 2.8(b), the Closing Statements shall be deemed to be the Final Closing Statements for all purposes hereof. Using the relevant numbers set forth below for September 30, 2003 and December 31, 2003, a straight-line interpolation of Indebtedness for each Party for the period between September 30, 2003 and the Closing Date shall be calculated (the "Required Indebtedness"). The Required Indebtedness for each Party shall be compared to the appropriate amount of Indebtedness set out in the Final Closing Statements (the "Closing Indebtedness").

-------------------------------------------------------------------------------------------------------------
                                                                             GTI                 GTI
                      COMPANY RESULTS FOR      COMPANY RESULTS FOR     RESULTS FOR THE      RESULTS FOR THE
                        THE NINE MONTHS         THE TWELVE MONTHS        NINE MONTHS      TWELVE MONTHS ENDED
                         ENDED 9/30/03            ENDED 12/31/03        ENDED 9/30/03           12/31/03
-------------------------------------------------------------------------------------------------------------
INDEBTEDNESS                  2.7                     (0.6)                 (41.0)               (50.0)
-------------------------------------------------------------------------------------------------------------

         If this comparison shows that the Company has failed to meet its Required Indebtedness target (by having more Indebtedness than the amount of such target and/or less cash such that the net cash position of the Company is less than the amount of such target), Seller shall pay to GTI the difference between its Closing Indebtedness and its Required Indebtedness. If this comparison shows that GTI has failed to meet its Required Indebtedness target (by having more Indebtedness and/or less cash such that the net cash position of GTI is less than the amount of such target), GTI shall pay to Seller the difference between its Closing Indebtedness and its Required Indebtedness. If, upon the calculations required by this Section 2.8 having been performed, it is determined that each of GTI and Seller would be required to make a payment hereunder, then only the net amount of such payment shall be required to be made by either GTI or the Seller, as the case may be.

         Any payment required under this Section 2.8(c) will be made by wire transfer of immediately available US Dollars to a bank account designated by GTI or Seller, as the case may be, within five (5) Business Days after the date that the Closing Statements are deemed to be the Final Closing Statements hereunder. If a Party fails to pay any amount required under this Section 2.8(c) in a timely manner, such amount will bear interest from (and including) the date such amount was due to be paid to (but excluding) the date of payment (calculated based upon actual days elapsed in a 365-day year) at a fluctuating rate per annum equal to the then current six-month London Inter-Bank Offered Rate, as published in the Financial Times on the date(s) of determination thereof, plus 5%.

         Neither GTI nor Seller shall be entitled to recover any amounts under
Section 9.1 or 9.2, as the case may be, in respect of any claim for a failure by the Company or GTI, as the case may be, to meet their respective Indebtedness targets for which GTI or Seller have been paid under this Section 2.8; provided, however, that any claim made by a Party under Section 9.1 or 9.2, as the case may be, in respect of objections specified in a Notice of Disagreement delivered by such Party may be aggregated for purposes of reaching the thresholds under Sections 9.1(ii) or 9.2(ii), as applicable.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to each of Buyer and GTI as of the Execution Date and the Closing Date (unless otherwise indicated), as follows:

         Section 3.1       Organization and Authority; Books and Records.

         Seller is a corporation duly organized and validly existing under the Laws of Norway, with full power and authority to execute and deliver this Agreement and the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

         Section 3.2       Due Authorization; Binding Obligation.

         (a) The execution, delivery and performance by Seller of this Agreement and the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of Seller, and no further action is required on the part of Seller, its Board of Directors or its shareholders in connection with the authorization of such execution, delivery or performance. This Agreement and each of the Related Agreements required to be executed on the date hereof by the Seller have been duly and validly executed and delivered by Seller. This Agreement and each of the Related Agreements to which Seller is a party constitute the valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, subject to the qualification, however, that the enforcement of the rights and remedies created hereby and thereby is subject to bankruptcy and other similar laws of general application relating to or affecting the rights and remedies of creditors and by general equitable principles (whether applied by a court of law or equity), and that the availability of the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         (b) Seller's Designee has the full legal capacity, right, power and authority to enter into the Supplemental Share Transfer Agreement and consummate the transfer of the Supplemental Shares to Buyer's Designee. Upon execution thereof, the Supplemental Share Transfer Agreement shall have been duly and validly executed by Seller's Designee and shall constitute the valid and binding obligations of Seller's Designee, enforceable against Seller's Designee in accordance with its terms, subject to the qualification, however, that the enforcement of the rights and remedies created thereby is subject to bankruptcy and other similar laws of general application relating to or affecting the rights and remedies of creditors and by general equitable principles (whether applied by a court of law or equity), and that the availability of the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         Section 3.3       Non-Contravention.

         The execution, delivery and performance of this Agreement and each of the Related Agreements by Seller to which Seller is a party, and the Supplemental Share Transfer Agreement by Seller's Designee, and the consummation of the transactions contemplated hereby and thereby do not and will not, with or without the giving of notice or the lapse of time, or both, violate, conflict with, result in the breach of or constitute a default under, or give rise to any right of termination, cancellation or acceleration of any obligation of any Person or result in the creation of any Lien upon any property or assets of the Seller, Seller's Designee, the Company or any Company Subsidiary under any of the terms, conditions or provisions of (1) the Charter or other charter documents or by-laws or other constitutive documents of Seller, the Company or any Company Subsidiary, or (2) any covenant, agreement or understanding to which Seller, Seller's Designee, the Company or any Company Subsidiary is a party or by which the property or assets of Seller, Seller's Designee, the Company or the Company Subsidiaries are bound, or (3) any Law in respect of which Seller, Seller's Designee, the Company or any Company Subsidiary is subject, other than, in the case of clauses (2) and (3) above, any such items that, individually or in the aggregate, would not have a material adverse effect on the Company or the Principal Subsidiary, each taken individually, or the Company and the Company Subsidiaries taken as a whole, or the ability of Seller or Seller's Designee to consummate the transactions contemplated hereby.

         Section 3.4       Regulatory Approvals.

         Except for the satisfaction of any requirements under the HSR Act by the Seller, none of the Seller, Seller's Designee, the Company or any Company Subsidiary is required to obtain or make any Authorization, in connection with the execution, delivery and performance of this Agreement or any of the Related Agreements to which Seller is a party by Seller, or the Supplemental Share Transfer Agreement by Seller's Designee, or the consummation of the transactions contemplated hereby and thereby.

         Section 3.5       Ownership of the Shares.

         (a) As of the Execution Date, the Seller is the legal, beneficial and record owner of the Seller Shares and shall remain the legal, beneficial and record owner of the Seller Shares until the consummation of the Acquisition on the Closing Date. Seller is duly reflected as the registered owner of the Seller Shares in the Shareholders' Register and such ownership is free and clear of any Liens. On the Closing Date, Seller will convey to Buyer sole and exclusive ownership of the Seller Shares, free and clear of any Liens other than those Liens or rights created or caused by Buyer, and as of the Closing Date, the Seller Shares shall constitute all of the issued and outstanding shares of capital stock or other ownership or equity interests of the Company, other than the Supplemental Shares. The Seller's beneficial ownership of the Supplemental Shares is, and shall remain until the consummation of the Acquisition on the Closing Date, free and clear of any Liens.

         (b) As of the Execution Date, Seller's Designee is the legal and record owner of all of the Supplemental Shares and shall remain the legal and record owner of the Supplemental Shares until the consummation of the Acquisition on the Closing Date. Seller's Designee is duly reflected as the registered owner of the Supplemental Shares in the Shareholders' Register and such ownership is free and clear of any Liens. On the Closing Date, upon conveyance by Seller's Designee to Buyer's Designee of the Supplemental Shares pursuant to the Supplemental Share Transfer Agreement, Buyer's Designee shall be the sole and exclusive owner of the Supplemental Shares, free and clear of any Liens other than those Liens or rights created or caused by Buyer.

         Section 3.6       Capitalization of the Company.

         The Company has no other shares of capital stock (whether common or preferred shares) that are issued and outstanding or have been authorized for issuance other than the Shares, which are comprised solely of 129,297 shares of common stock of the Company, nominal value 1 Ruble per share, 541 shares of preferred stock, nominal value 1 Ruble per share, and 29,838 shares of Class B preferred stock, nominal value 1 Ruble per share, all of which have been validly issued and are outstanding, and such capitalization is duly reflected in the Charter. All of the Shares have been acquired and fully paid for in accordance with the Laws of the Russian Federation. Each issuance in respect of the Shares has been carried out in compliance with the Laws of the Russian Federation and duly registered with each relevant Governmental Entity, and all required Authorizations and corporate approvals were duly and timely obtained or made in connection therewith. All material Authorizations required under applicable Law (including as may be required by the Antimonopoly Ministry or the Central Bank of the Russian Federation) in connection with the acquisition of any shares of capital stock in the Company by any purchaser, including the acquisition of the Shares by the Seller and Seller's Designee, were duly and timely obtained or made. All consents or waivers from third parties (if any) in connection with any acquisition of the Shares in the Company were duly and timely obtained. There are no treasury shares, and there are no outstanding options, warrants or other rights to purchase, obtain or acquire, or any outstanding securities or obligations convertible into or exchangeable for, or any voting agreements with respect to, any shares of capital stock of the Company or any other securities of or ownership or equity interest in the Company. The Company is not obligated, now or in the future, contingently or otherwise, to issue, purchase or redeem capital stock of, or ownership or equity interest in, the Company or any other securities of the Company to or from any Person.

         Section 3.7       Company Subsidiaries.

         (a) The Company is the direct legal, beneficial and record owner of all of the outstanding shares of capital stock of the Principal Subsidiary, which are comprised solely of 1,100 shares of common stock, nominal value
132.43608 Rubles per share, in accordance with the Laws of the Russian Federation and is duly reflected as the sole registered owner of all of the capital stock of the Principal Subsidiary in the register of shareholders of the Principal Subsidiary.

         (b) In addition to the Principal Subsidiary, the Company owns, directly or indirectly, (i) the capital stock or other ownership, membership or equity interests of the Persons organized and existing under the Laws of the Russian Federation listed in Schedule 3.7(b)(i) attached hereto, with the percentage of voting stock or other ownership, membership or equity interests so owned indicated thereon, and the manner of ownership, membership or equity interests of a Person is also indicated thereon (collectively, together with the Principal Subsidiary, hereinafter referred to as the "Company Subsidiaries", and each individually as a "Company Subsidiary"), and (ii) the capital stock or other ownership, membership or equity interests of the Persons organized and existing under the Laws of the Russian Federation listed in Schedule 3.7(b)(ii) attached hereto, with the percentage of voting stock or other ownership, membership or equity interests so owned indicated thereon, and the manner of ownership, membership or equity interests of a Person is also indicated thereon (collectively, hereinafter referred to as the "Company Minority Interests", and each individually as a "Company Minority Interest"). Schedule 3.7(b)(i) also reflects all representative offices and branches in existence formed by or operating on behalf of the Company or any Company Subsidiary.

         (c) Other than the Principal Subsidiary and the other Company Subsidiaries identified on Schedule 3.7(b)(i) and the Company Minority Interests identified on Schedule 3.7(b)(ii), the Company does not own, directly or indirectly, the capital stock or other ownership, membership or equity interests of any Person whether within or outside of the Russian Federation, nor does the Company or any Company Subsidiary have any obligation to form or participate in any other Person. The Company and the Company Subsidiaries have full title to the shares of capital stock or other ownership, membership or equity interests of the Company Subsidiaries and the Company Minority Interests owned by them, in each case free and clear of any Liens. The issued and outstanding shares of capital stock or other ownership, membership or equity interests of each of the Company Subsidiaries and the Company Minority Interests have been acquired and fully paid for in accordance with the Laws of the Russian Federation. All issuances of capital stock or other ownership, membership or equity interests in each of the Company Subsidiaries and the Company Minority Interests have been carried out in accordance with the Laws of the Russian Federation and duly registered with each relevant Governmental Entity, and all required Authorizations and corporate approvals were duly and timely obtained or made in connection with each such issuance. All material Authorizations required under applicable Law (including as may be required from the Antimonopoly Ministry or the Central Bank of the Russian Federation) in connection with the acquisition by any purchaser, including the Company or any Company Subsidiary, as the case may be, of any shares of capital stock or other ownership, membership or equity interests in the Company Subsidiaries and the Company Minority Interests were duly and timely obtained or made. All required consents or waivers from third parties (if any) in connection with any acquisition of any shares of capital stock or other ownership, equity or membership interests in any of the Company Subsidiaries and the Company Minority Interests were duly and timely obtained or made. There are no treasury shares, and there are no outstanding options, warrants or other rights to purchase, obtain or acquire, or outstanding securities or obligations convertible into or exchangeable for, or voting agreements with respect to, any shares of capital stock of or other ownership, membership or equity interest in or any other securities of any of the Company Subsidiaries or any of the Company Minority Interests. None of the Company Subsidiaries is obligated, now or in the future, contingently or otherwise, to issue, purchase or redeem any capital stock or any other ownership, membership or equity interests or any other securities to or from any Person.

         (d) Except to the extent required under the Laws of the Russian Federation, neither the Company nor any Company Subsidiary is obligated by virtue of, or in connection with, its ownership of all or any portion of a Company Minority Interest, whether pursuant to an agreement or otherwise, to contribute any funds, assets or any other property, now or in the future, to the capital of the companies in which a Company Minority Interest is held. Neither the Company nor any Company Subsidiary is liable (contingently or otherwise) by virtue of, or in connection with, its ownership of all or any portion of a Company Minority Interest, whether pursuant to an agreement or otherwise, for the obligations of the entities in which a Company Minority Interest is held, and the sole risk of loss borne by the relevant

Company or Company Subsidiary in respect of any Company Minority Interest is the equity investment represented by any such Company Minority Interest.

         Section 3.8 Organization of the Company, the Principal Subsidiary and the Other Company Subsidiaries.

         (a) The Company is an open joint stock company duly organized and registered and validly existing under the Laws of the Russian Federation, with full power and authority to carry on its business as presently conducted by it and to own, lease and operate its assets and properties (including any Intellectual Property) in the places where it maintains offices and where its assets and properties are owned, leased or operated. Copies of the Charter (as amended through the date hereof), other organizational documents, the Shareholders' Register, pledge book and corporate minutes of the Company have heretofore been made available to Buyer and GTI and are true, correct and complete.

         (b) The Principal Subsidiary is an open joint stock company duly organized and registered and validly existing under the Laws of the Russian Federation, with full power and authority to carry on its business as presently conducted by it and to own, lease and operate its assets and properties (including any Intellectual Property) in the places where it maintains offices and where its assets and properties are owned, leased or operated.

         (c) Each of the other Company Subsidiaries is a limited liability company, closed joint stock company, open joint stock company or other valid legal entity duly organized and registered and validly existing under the Laws of the Russian Federation, with full power and authority to carry on its business as presently conducted by it and to own, lease and operate its properties and assets (including any Intellectual Property) in the places where it maintains offices and where its assets and properties are owned, leased or operated.

         (d) Copies of the charter (as amended through the date hereof), other organizational documents, pledge books, shareholders registers and corporate minutes of each of the Company Subsidiaries have heretofore been made available to Buyer and GTI and are true, correct and complete.

         (e) Schedule 3.8(e) sets forth a true and complete list of all minutes of meetings of shareholders or participants, as the case may be, of the Company and the Company Subsidiaries, all written consents in lieu of meetings of shareholders or participants, as the case may be, of the Company and the Company Subsidiaries, all minutes of meetings of the board of directors of the Company and the Company Subsidiaries and all written consents in lieu of meetings of the board of directors of the Company and the Company Subsidiaries, in each case, for all such meetings held or consents executed during the period from January 1, 1997 through the Execution Date. Except as described in Schedule 3.8(e), (i) all such meetings of the shareholders or participants, as the case may be, as well as of the boards of directors, as applicable, of the Company and each Company Subsidiary were duly convened according to the procedures provided for in the organizational documents of each such company, including in the case of the Company, the Charter, and otherwise in accordance with applicable Law; and (ii) all "interested party transactions" and "major transactions", as such terms are defined under the Laws of the Russian Federation, involving the Company or any Company Subsidiary, have been duly approved by the shareholders or participants, or the board of directors, of the Company or a Company Subsidiary, as applicable, as required under the applicable Laws of the Russian Federation.

         Section 3.9       Qualifications.

         Schedule 3.9 attached hereto sets forth each jurisdiction in which the Company or any Company Subsidiary is duly authorized or registered to conduct such business or businesses conducted by it and the type of business or businesses for which it is so authorized or registered, and neither the character of the properties or assets owned or held under lease or license by the Company or any Company Subsidiary nor the nature of the business conducted by the Company or any Company Subsidiary requires any additional qualification in any such jurisdiction or any qualification in any other jurisdiction. No approval, consent or notification in connection with any qualification is necessary in connection with the transactions contemplated by this Agreement or any of the Related Agreements to prevent the termination or withdrawal of any such qualification as a result of such transactions.

         Section 3.10      Financial Statements.

         (a) (1) Seller has heretofore furnished to Buyer and GTI (i) audited consolidated financial statements of the Company and the Company Subsidiaries consisting of (I) consolidated balance sheets at December 31, 2001 and 2002, (II) consolidated profit and loss statements for the years ended December 31, 2001 and 2002, (III) consolidated statements of cash flows for the years ended December 31, 2001 and 2002 and (IV) a statement of shareholders' equity for the years ended December 31, 2001 and 2002, together with the report of the Company's auditors thereon and the notes thereto, (ii) financial statements for each of the Company and the Principal Subsidiary consisting of
(I) an interim balance sheet for each financial quarter during 2003 ending prior to the Execution Date, (II) an interim profit and loss statement for each financial quarter during 2003 ending prior to the Execution Date, and (III) an interim statement of cash flows for each financial quarter during 2003 ending prior to the Execution Date, and (iii) a set of accounts (the "Management Accounts") prepared by the management of the Company for the Company and the Company Subsidiaries for the quarterly periods ending March 31, 2003 and June 30, 2003, and (2) following the Execution Date and promptly upon preparation thereof, Seller shall furnish to Buyer and GTI consolidated financial statements of the Company and the Company Subsidiaries that have been reviewed in accordance with FASB 100 consisting of (i) an interim consolidated balance sheet for each financial quarter ending on or after June 30, 2003 and prior to the Closing Date, (ii) an interim consolidated profit and loss statement for each financial quarter ending on or after June 30, 2003 and prior to the Closing Date, and (iii) an interim consolidated statement of cash flows for each financial quarter ending on or after June 30, 2003 and prior to the Closing Date (the foregoing financial statements and the Management Accounts, together with any reports and notes thereto are hereinafter collectively referred to as the "Financial Statements").

         (b)      The Financial Statements, other than the Management Accounts,
(A) have been prepared in accordance with US GAAP, and (B) present fairly and accurately the consolidated financial position of the Company and the Company Subsidiaries at the dates thereof and the consolidated results of operations and cash flows of the Company and the Company Subsidiaries for the periods then ended, except that any unaudited Financial Statements were prepared on an interim basis and are subject to normal and recurring year-end audit adjustments. The Management Accounts have been prepared on a consistent basis with past practice and consistent with the audited financial statements referred to in Section 3.10(a)(1)(i), and present fairly and accurately the consolidated financial position of the Company and the Company Subsidiaries at the dates thereof and the consolidated results of operations and cash flows of the Company and the Company Subsidiaries for the periods then ended, except that the Management Accounts were prepared on an interim basis and are subject to normal and recurring year-end audit adjustments. Except as and to the extent reflected or reserved against in the most recent consolidated balance sheet of the Company and the Company Subsidiaries reviewed in accordance with FASB 100 and delivered to GTI (the "Company Balance Sheet"), at the date of the Company Balance Sheet, neither the Company nor any of the Company Subsidiaries had any material liability or obligation (whether absolute or contingent, or accrued or unaccrued) required to be disclosed in the Company Balance Sheet, or in the notes thereto, prepared in accordance with US GAAP.

         (c) The books of account and financial records of the Company, the Company Subsidiaries and the Company Minority Interests have been prepared and are maintained in accordance with Russian accounting standards and applicable Laws. Notwithstanding the generality of the foregoing, the Company and each Company Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of the Financial Statements in conformity with US GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) all transactions, including, without limitation, the disposition of assets, the incurrence of liabilities, the recordation of expenses and the documentation of contractual arrangements, are recorded in compliance with applicable Law and fairly reflect the transactions (including the purpose of each transaction and the party with whom it was concluded).

         Section 3.11      Absence of Certain Changes or Events.

         Since the date of the most recent Financial Statements, and other than as may relate to the adoption and implementation of the Telecommunications Law, there has not been, with respect to the Company or any of the Company Subsidiaries or their respective businesses, properties or assets:

         (a) any material adverse change in the financial condition, business, prospects, assets or results of operations of the Company or the Principal Subsidiary each taken individually or the Company and the Company Subsidiaries taken as a whole;

         (b) any destruction, damage by fire, accident or other casualty or act of God of or to any of properties or assets of the Company or any of the Company Subsidiaries, whether or not covered by insurance;

         (c) any material Indebtedness or other obligations or liabilities incurred, except to the extent such material Indebtedness or other obligations or liabilities, as the case may be, are the subject of an agreement, contract or other instrument set forth on Schedule 3.17(a), or are disclosed on Schedule
3.30 or Schedule 3.31, or otherwise involve an amount equal to or below US$100,000 (one hundred thousand US Dollars); and

         (d) except with respect to any action expressly permitted under the terms of this Agreement or any Related Agreement, any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Article VII.

         Section 3.12      Network Description and Related Matters.

         (a) Set forth on Part 1 of Schedule 3.12 is a fair and accurate description of the network (the "Network") owned and operated by the Company and the Company Subsidiaries organized by city of operation and detailing, among other things, the key technical components of the Network, the total length and location of all cables or other transport infrastructure, whether owned or leased, including, without limitation, fiber optic and copper cables, and the locations of all technical premises where the Network is connected to any telecommunications infrastructure owned or operated by the Company, its Principal Subsidiary or any other Company Subsidiary or by any third party telecommunications operator. Set forth on Part 2 of Schedule 3.12 is a complete and accurate list of all assets (movable property) owned or leased by the Company and the Company Subsidiaries comprising the Network (including, without limitation, fiber optic and copper cables, switches and transponders), or relating to the maintenance or operation thereof, with a current book value in excess of US$100,000 (one hundred thousand US Dollars), or the equivalent thereof in any other currency.

         (b) The entirety of the Network (i) is located within the Russian Federation, (ii) has been operated and maintained in accordance with all applicable Laws and best industry practices, and (iii) is in good operating condition and repair, ordinary wear and tear excepted. All equipment and infrastructure comprising the Network, or otherwise related to the maintenance or operation thereof, has been duly certified for operation in the Russian Federation, and to the extent applicable, all such equipment and infrastructure imported into the Russian Federation was properly imported (with all duties, levies and other Taxes relevant thereto having been properly calculated and paid). Except as described in Schedule 3.12, (i) the Company and the Company Subsidiaries have sole and exclusive ownership of, and good and valid title to, all of the items listed in Part 2 of Schedule 3.12, including the cables of which the Network is constituted, as well as the items of equipment necessary to operate and maintain the Network, free and clear of any Liens; (ii) there are no developments affecting the Network pending or threatened, which may detract from the value, interfere with any present or intended use, or adversely affect the marketability of the Network; and (iii) the installation of the Network has been carried out in compliance with all applicable Laws and all Authorizations necessary in connection therewith have been obtained, and as necessary, are in full force and effect.

         Section 3.13      Assets Other than Real Property.

         (a) In addition to the items listed on Part 2 of Schedule 3.12, the Company and the Company Subsidiaries have sole and exclusive ownership of, and good and valid title to, all other assets (movable property) reflected on the Company Balance Sheet or thereafter acquired, except those sold or otherwise disposed of for fair value since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case free and clear of all Liens except for (i) Liens that do not, individually or in the aggregate, materially impair in any manner the continued use and operation of the assets or properties to which they relate in the business of the Company and the Company Subsidiaries ("Permitted Liens") and (ii) the Liens described in Schedule 3.13(a); and these assets (movable property) are the only assets (movable property) that are materially necessary in the operation of the businesses conducted by the Company and each of the Company Subsidiaries.

         (b) All of the movable property of the Company and the Company Subsidiaries (i) is located within the Russian Federation, (ii) has been maintained in accordance with the past practice of the Company and the Company Subsidiaries and generally accepted industry practice, and (iii) is in good operating condition and repair, ordinary wear and tear excepted. All leased movable property of the Company and each Company Subsidiary is in the condition required of such property by the terms of the lease currently applicable thereto.

         (c) Except as described in Schedule 3.13(c), there are no developments affecting any movable property or assets of the Company or the Company Subsidiaries pending or threatened which may detract from the value, interfere with any present or intended use, or adversely affect the marketability of any such movable property or assets.

This Section 3.13 does not relate to real property or interests in real property (immovable property) and assets characterized as Intellectual Property, such items being the subject of Section 3.14 and Section 3.15, respectively.

         Section 3.14      Real Property Leased or Owned.

         Schedule 3.14 attached hereto contains a complete list of all real property (immovable property) (including, without limitation, office space, retail outlets, fixtures, substations, technical premises, distribution centers, structures and other buildings) in respect of which either the Company or any of the Company Subsidiaries has an interest, including without limitation, ownership or leasehold interests or such other type of interest in real property permitted under the Laws of the Russian Federation, provided, that, in the case of any leased real property (immovable property) or any other real property (immovable property) in which either the Company or any of the Company Subsidiaries has an interest other than an ownership or leasehold interest, the aggregate annual amount due under the applicable lease agreement or the current book value of any equipment of the Company or any of the Company Subsidiaries located on such real property (immovable property) exceeds US$100,000 (one hundred thousand US Dollars) (or the equivalent thereof in any other currency) (the "Real Property"). All of the Real Property is located within the Russian Federation. The Company and each Company Subsidiary have full and unrestricted ownership over all Real Property which Schedule 3.14 indicates is owned by the Company or such Company Subsidiary, including in respect of the land underlying such Real Property, and have obtained all Authorizations necessary in connection with such ownership. The Company and each Company Subsidiary have good and valid leasehold interests in all Real Property which Schedule 3.14 indicates is leased by it. The interests in Real Property described on Schedule 3.14 are free and clear of all Liens except Permitted Liens. All interests in Real Property described on Schedule 3.14 are currently used in the operation of the business of the Company and the Company Subsidiaries and are adequately maintained and are in good operating condition and repair for the requirements of the business as presently conducted by the Company and the Company Subsidiaries. There are no pending or, to the Knowledge of Seller, threatened Actions relating to any of the Real Property.

         Section 3.15      Intellectual Property.

         (a) Schedule 3.15(a) attached hereto sets forth a complete and accurate listing of all Russian Federation or other (i) patents, trademarks, trade names, service marks and copyrights, together with all applications and registrations applicable to any of the foregoing of the Company and each Company Subsidiary, and (ii) Internet domain names and applications therefor and other filings and formal actions made or taken pursuant to any applicable Law by the Company and each Company Subsidiary to protect or perfect its interests therein.

         (b) The Company or the applicable Company Subsidiary has full and exclusive ownership of and has the exclusive right to use or, for the items so identified in Schedule 3.15(b), the non-exclusive right to use, all Intellectual Property used in the conduct of the businesses of the Company and each of the Company Subsidiaries, whether registered or unregistered, free and clear of any payment (other than payments not yet due to maintain the registration thereof) or Lien. To the Knowledge of Seller, there is no claim or demand of any Person pertaining to, or any Action which is pending or threatened, which challenge the exclusive rights of the Company or any of the Company Subsidiaries in respect of any Intellectual Property. No Intellectual Property is subject to any agreement restricting the use thereof or any outstanding order, unit, ruling, decree, award, judgment or stipulation of any Governmental Entity, and none of the Intellectual Property infringes the intellectual property rights of others or, to the Knowledge of Seller, is being infringed by others or is used by others (whether or not such use constitutes infringement). There are no agreements or licenses between the Company or any Company Subsidiary and any other Person which may have been terminated or expired prior to the date hereof and under which the Company or any Company Subsidiary has granted rights or licenses in the Intellectual Property to such other Persons or granted an option to acquire such rights or licenses, which rights or licenses or the option to acquire the same survived such termination or expiration.

         Section 3.16      Insurance.

         Schedule 3.16 attached hereto sets forth a complete and accurate list of all casualty, directors and officers liability, general liability and all other types of insurance maintained by the Company or any of the Company Subsidiaries, together with the carriers and liability limits for each such policy. To the Knowledge of Seller, each policy is in force, and no notice has been received by the Company or any of the Company Subsidiaries from any insurance carrier purporting or threatening to cancel or reduce coverage under any such policy. The Company and each of the Company Subsidiaries are up to date on all premiums or other payments due thereunder. Schedule 3.16 identifies the scope of coverage thereunder for all such insurance policies. Seller has provided true and complete copies of all insurance policies to Buyer and GTI.

         Section 3.17      Commitments.

         (a) Except as set forth in Schedule 3.17(a) attached hereto, neither the Company nor any Company Subsidiary is a party to or bound by any:

                  (i) employment, termination, secondment or severance agreement, contract, arrangement or understanding that has an aggregate future liability in excess of US$50,000 (fifty thousand US Dollars) (or the equivalent thereof in any other currency);

                  (ii) covenant not to compete or other covenant restricting the development, manufacture, sale, marketing or distribution of the products and services of the Company or any Company Subsidiary;

                  (iii) agreement, contract or other arrangement with (A) Seller or any Affiliate of Seller (other than the Company or any Company Subsidiary) or (B) any current or former officer, director, employee or independent contractor of the Company, any Company Subsidiary, Seller or any Affiliate of Seller including without limitation any consulting or service agreement or similar arrangement (other than employment agreements covered by clause (i) above);

                  (iv) agreement, contract or other arrangement (A) relating to the ownership, lease, sublease, use, occupancy, management or operation of any Real Property, including leases and subleases relating to leased Real Property or (B) with any Person (other than the Company or any Company Subsidiary) under which the Company or any Company Subsidiary is either the lessee of, or holds or uses, or is the lessor of, or makes available for use, any machinery, equipment, vehicle or other tangible personal property which has an aggregate annual future liability or receivable, as the case may be, in excess of US$100,000 (one hundred thousand US Dollars) (or the equivalent thereof in any other currency) and is not terminable by the Company or the relevant Company Subsidiary by notice of not more than 60 days without any cost or penalty;

                  (v) (A) continuing agreement or contract for the future purchase of materials, supplies, equipment or other products or (B) service, consulting, management or other similar type of agreement or contract, in either such case which has an aggregate future liability in excess of US$100,000 (one hundred thousand US Dollars) (or the equivalent thereof in any other currency) and, is not terminable by the Company or the relevant Company Subsidiary by notice of not more than 60 days without cost or penalty;

                  (vi) continuing agreement or contract for the sale of any services offered by the Company or any Company Subsidiary providing for a payment to the Company or any Company Subsidiary of an amount in excess of US$100,000 (one hundred thousand US Dollars) (or the equivalent thereof in any other currency) per year, other than any such agreement that is terminable by the Company or the relevant Company Subsidiary by notice of not more than 30 days without any cost or penalty;

                  (vii) continuing agreement or contract for services offered by or products of the Company or any Company Subsidiary on behalf of parties other than the Company or any Company Subsidiary, except if such agreement or contract is terminable by the Company or the relevant Company Subsidiary by notice of not more than 30 days without cost or penalty;

                  (viii) notwithstanding the generality of the other items herein, (A) interconnection or traffic routing or other similar agreement relating to any intercity or international routes for inbound and outbound traffic carried by the Company and the Company Subsidiaries; and (B) agreement, contract or arrangement for rent of circuits and channels from other operators;

                  (ix) agreement, contract or arrangement for the placement of advertising or other promotional activities which has an aggregate future liability in excess of US $100,000 (one hundred thousand US Dollars) (or the equivalent thereof in any other currency) and is not terminable by the Company or the relevant Company Subsidiary by notice of not more than 30 days without cost or penalty;

                  (x) any material license, option or other agreement relating in whole or in part to the Intellectual Property (including any license or other agreement under which the Company or any Company Subsidiary is licensee or licensor of any such Intellectual Property) or to confidential information or proprietary rights and processes of the Company, any Company Subsidiary or any other Person;

                  (xi) agreement, contract or other instrument under which the Company or any Company Subsidiary has borrowed any money from, or issued any note, bond, debenture or other evidence of Indebtedness to, any Person or any other note, bond, debenture or other evidence of Indebtedness issued to any Person in any such case which, individually, is in excess of US$100,000 (one hundred thousand US Dollars) (or the equivalent thereof in any other currency);

                  (xii) agreement, contract or other instrument (including so-called take-or-pay or keepwell agreements) under which (A) any Person has, directly or indirectly, guaranteed any Indebtedness or other liabilities or obligations of the Company or any Company Subsidiary or (B) the Company or any Company Subsidiary has directly or indirectly guaranteed any Indebtedness or other liabilities or obligations of any Person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

                  (xiii) agreement, contract or other instrument under which the Company or any Company Subsidiary has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person, other than trade advances or prepayments made in the ordinary course of business;

                  (xiv) mortgage, pledge, security agreement, deed of trust or other instrument granting a Lien upon personal property (movable property) of the Company or any of the Company Subsidiaries or any Real Property, which Lien or other encumbrance is not a Permitted Lien or otherwise set forth in Schedule3.13 or Schedule 3.14;

                  (xv) agreement, contract or instrument providing for indemnification of any person with respect to liabilities relating to any current or former business of the Company or any Company Subsidiary, or any predecessor Person;

                  (xvi) agreement, contract or arrangement whereby the Company or any Company Subsidiary is entitled to direct the management or operations of, or for the avoidance of doubt, to give "binding instructions" to (as such phrase is interpreted under the Laws of the Russian Federation), any other Person; or

                  (xvii) other agreement, contract, lease, license, commitment or instrument to which the Company or any Company Subsidiary is a party or by or to which it or any of its assets, properties or business is bound or subject which has an aggregate future liability to any Person in excess of US$100,000 (one hundred thousand US Dollars) (or the equivalent thereof in any other currency).

         (b) All agreements, contracts, leases, licenses, commitments or instruments of the Company and each Company Subsidiary listed in Schedules 3.17(a) and 3.17(b) hereto

(collectively, the "Company Contracts") are valid, binding and in full force and effect and are enforceable by the Company and each Company Subsidiary in accordance with their respective terms, subject to the qualification, however, that the enforcement of the rights and remedies created thereby is subject to bankruptcy and other similar laws of general application relating to or affecting the rights and remedies of creditors and by general equitable principles (whether applied by a court of law or equity), and that the availability of the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought. The Company and each Company Subsidiary have performed all material obligations required to be performed by them to date under the Company Contracts, and they are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, except as described in Schedule 3.17(b), to the Knowledge of Seller, no other party to any of the Company Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. Seller has provided or made available to Buyer and GTI a true, complete and correct copy of each of the Company Contracts and true and complete descriptions of any oral Company Contracts.

         Section 3.18      Legal Proceedings.

         (a) Except as set forth in Schedule 3.18, there are no Actions pending or, to the Knowledge of Seller, threatened against, relating to or affecting Seller, Seller's Designee, the Company, any of the Company Subsidiaries or any of their assets and properties which (i) may result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Related Agreements or otherwise result in a material diminution of the benefits contemplated by this Agreement to Buyer and GTI, or
(ii) if determined adversely to Seller, the Company or any Company Subsidiary, may result in (x) any injunction or other equitable relief against the Company or any Company Subsidiary that would interfere with its business or operations or (y) losses by the Company or any Company Subsidiary, individually or in the aggregate with losses in respect of other such Actions, exceeding US$1,000,000 (one million US Dollars) (or the equivalent thereof in any other currency); and

         (b) To the Knowledge of Seller, no facts or circumstances exist that may give rise to any Action that would be required to be disclosed pursuant to paragraph (a) above.

         Section 3.19      Taxes.

         (a) Except as described in Schedule 3.19(a), all Returns to be filed by or with respect to the Company and each of the Company Subsidiaries and any predecessor corporations of any of them with any Governmental Entity within the Russian Federation or in any other jurisdiction in respect of any Taxes have been filed with the appropriate Governmental Entity and each such Return is true, accurate and complete. All amounts shown by such Returns to be due and payable, and all Taxes in respect of which no Returns are required to be filed, have been timely paid. Seller has delivered to Buyer and GTI correct and complete copies of all material Returns of the Company and each Company Subsidiary that have been filed for taxable periods ending within the past three
(3) years. Neither the Company nor any of the Company Subsidiaries is in default in the payment of any Taxes due or payable or on any assessments received in respect thereof. The Company and the Company Subsidiaries have complied with all information reporting and withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor, or other third party, except for any failure to comply with such requirements which could not be expected to have a material adverse effect on the Company or the Principal Subsidiary each taken individually or the Company and the Company Subsidiaries taken as a whole. Except as and to the extent reflected or reserved against in the Company Balance Sheet, at the date of the Company Balance Sheet, neither the Company nor any of the Company Subsidiaries has any liability for Taxes. All Taxes that are or may become material to the Company or any of the Company Subsidiaries for periods ending on or prior to the date of the Company Balance Sheet that should be reserved on the books of the Company or any of the Company Subsidiaries in accordance with US GAAP, Russian accounting rules and standards and the Company's and each Company Subsidiary's past practice have been so reserved. Neither the Company nor any Company Subsidiary has entered into any arrangement for the purpose of artificially reducing its social fund or other Tax obligations within the Russian Federation.

         (b)      Except as set forth in Schedule 3.19(b), within the past three
(3) years, neither the Company nor any Company Subsidiary has been the subject of any investigation or audit by any Governmental Entity within the Russian Federation or any other jurisdiction relating to Taxes that has resulted in the imposition of an obligation on the Company or any Company Subsidiary to make a payment in excess of the Ruble equivalent of US$20,000 (or the equivalent thereof in any other currency). No taxing authority has given notice that it will commence any such audit or examination and no taxing authority is asserting (either orally or in writing) or, to the Knowledge of Seller, threatening to assert any deficiency or claim relating to Taxes of the Company or any Company Subsidiary, and no Liens for Taxes have been filed and are currently outstanding with respect to any of the assets or properties of the Company or any Company Subsidiary. There are no other pending or, to the Knowledge of Seller, threatened Actions or assessments against the Company or any of the Company Subsidiaries in respect of any Taxes. There is no agreement or waiver currently in effect extending the period for assessment or collection of any Taxes.

         Section 3.20      Compliance with Laws; Permits and Licenses.

         (a) Except as is disclosed on Schedules 3.18 or 3.20 attached hereto and for environmental matters which are covered in Section 3.21 below, and except for any violation or alleged violation of any Law by the Company or any of the Company Subsidiaries that has been fully and finally resolved before a court of competent jurisdiction or otherwise settled in a manner not likely to result in any further loss or liability to the Company or any of the Company Subsidiaries, (i) the Company and each of the Company Subsidiaries are, and have at all times been, in compliance with all Laws of the Russian Federation and any other jurisdiction applicable to the Company or any of the Company Subsidiaries, except for such non-compliance which could not be expected to have a material adverse effect on the Company or the Principal Subsidiary each taken individually or the Company and the Company Subsidiaries taken as a whole, (ii) the Company and the Principal Subsidiary have made all required filings with the Federal Commission for the Securities Market in the Russian Federation in respect of their issued and outstanding capital stock, and (iii) neither the Company nor any of the Company Subsidiaries has received notice from any Governmental Entity of any pending Action to take all or any part of the properties or assets of the Company or any of the Company Subsidiaries (whether leased or owned, including without limitation any of the Real Property) by condemnation, nationalization or right of eminent domain and, to the Knowledge of Seller, no such Actions are threatened.

         (b) Schedule 3.20 sets forth all material Authorizations necessary for the lawful operation of the businesses of the Company or any of the Company Subsidiaries as presently conducted, including without limitation all telecommunications licenses and other Authorizations obtained by the Company or any Company Subsidiary as required in connection with the provision of telecommunications services within the Russian Federation and for the operation or occupancy of the properties or assets owned, leased or used by the Company or any of the Company Subsidiaries in their respective businesses. All scheduled Authorizations are validly held by the Company or the applicable Company Subsidiary and are, and shall continue to be, in full force and effect for their respective terms. Except as described in Schedule 3.20(b), the Company and the Company Subsidiaries are, and have been since the date of issuance of each such Authorization, in compliance in all material respects with all terms and conditions thereof, and the same will not be subject to suspension, modification, revocation, termination or nonrenewal as a result of the execution and delivery of this Agreement and the Related Agreements or the consummation of the transactions contemplated hereby and thereby. The Company and the Company Subsidiaries have fulfilled and/or performed all obligations as required under or in connection with such Authorizations, except for such non-fulfillment or non-performance which could not be expected to have a material adverse effect on the validity of any such Authorization or could not be expected to result in the imposition of a fine, penalty or other charge in excess of US$5,000 (or the equivalent thereof in any other currency) on the Company or any Company Subsidiary. Any applications for the renewal of any such Authorization which are due prior to the Closing Date will be timely made or filed by the Company or the relevant Company Subsidiary, as applicable. No Action is pending or, to the Knowledge of Seller, threatened that may result in the modification, suspension, revocation, withdrawal or termination of, or any limitation on, any such Authorization, and to the Knowledge of Seller, there is no valid basis for any such Action.

         Section 3.21      Environmental Matters.

         The Company and the Company Subsidiaries (i) are in compliance in all material respects with all Laws relating to environmental matters, (ii) have received no notice of violation from any Governmental Entity or the commencement of any Action with respect to environmental conditions concerning the Real Property, and (iii) to the Knowledge of Seller, are not conducting any activity on any Real Property which would likely result in a violation of any applicable Law pertaining to environmental matters in any material respect. To the Knowledge of Seller, there is no hazardous substance, being any substance subject to regulation under any Law pertaining to environmental matters, located on, at, in, under or about the Real Property, in a manner which creates risk to human health or the environment.

         Section 3.22      Benefit Plans; Termination and Severance Agreements.

         (a) Except as described in Schedule 3.22(a) and except for any payments of the kind described in this Section 3.22 that are mandatory pursuant to the Laws of the Russian Federation, neither the Company nor any of the Company Subsidiaries has any employee benefit plan, program, arrangement, agreement or fund, including without limitation any savings, profit sharing, annuity, retirement, deferred compensation, bonus, incentive (including stock options or other securities related incentives), employee health related, life insurance, short and long term disability, vacation pay, severance pay, other welfare and fringe benefit and similar plans, programs, understandings, arrangements or agreements for any past or present employees of the Company or any of the Company Subsidiaries.

         (b) Except as described in Schedule 3.22(b), the consummation of the Acquisition will not result in any obligation of the Company or any of the Company Subsidiaries to pay any director, officer or employee of the Company or any of the Company Subsidiaries severance pay or termination benefits so long as such employee remains employed by the Company or any of the Company Subsidiaries after the Closing.

         Section 3.23      Employee and Labor Matters.

         (a) Neither the Company nor any of the Company Subsidiaries is a party to any collective bargaining agreement or other contract with or commitment to any labor union or association representing any employee of the Company or any of the Company Subsidiaries, nor does any labor union or collective bargaining agent represent any employees of the Company or any of the Company Subsidiaries. No such agreement, contract or other commitment has been requested by, or is under discussion by management of the Company or any of the Company Subsidiaries (or, to the Knowledge of Seller, any management group or association of which the Company or any of the Company Subsidiaries is a member or otherwise a participant) with, any group of employees or others, nor, to the Knowledge of Seller, are there any other current activities to organize any employees of the Company or any of the Company Subsidiaries into a collective bargaining unit. The Company and the Company Subsidiaries are in compliance with all applicable employment, labor and similar Laws, except for any failure to comply which could not be expected to have a material adverse effect on the Company or the Principal Subsidiary each taken individually or the Company and the Company Subsidiaries taken as a whole. The Company and each of the Company Subsidiaries are up to date in respect of their respective salary payment obligations. There is, and during the past three years there has been, no labor strike, dispute, slow-down or work stoppage pending or, to the Knowledge of Seller, threatened against the Company or any of the Company Subsidiaries. There are no pending or, to the Knowledge of Seller, threatened Actions against the Company or any of the Company Subsidiaries or any current or former employee, officer or director of the Company or any of the Company Subsidiaries before any Governmental Entity responsible for the prevention of unlawful employment practices.

         (b) Except as set forth on Schedule 3.23(b), all non-Russian employees of the Company or any of the Company Subsidiaries working in the Russian Federation have valid work permits and registered visas (sponsored by the Company or a Company Subsidiary) and are duly authorized for employment in the Russian Federation in accordance with the Laws of the Russian Federation.

         Section 3.24      Powers of Attorney; Bank Accounts.

         Schedule 3.24 attached hereto contains a complete and accurate list of all (i) outstanding powers of attorney or similar authorizations given by the Company or any of the Company Subsidiaries, other than powers of attorney granted to employees for routine non-substantial business tasks, and (ii) all banks, securities brokers and other financial institutions at which the Company and each Company Subsidiary has an account or maintains a banking, custodial, trading or other similar relationship, together with a full description of each such account or relationship and all Persons who are signatories thereunder or who have access thereto.

         Section 3.25      Customer Accounts Receivable; Inventories.

         (a) All customer accounts receivable of the Company and each of the Company Subsidiaries, whether reflected on the Company Balance Sheet or subsequently created, have arisen from bona fide transactions in the ordinary course of business and, except as described on Schedule 3.25(a), are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserves for doubtful accounts which are reflected on the Company Balance Sheet or accrued after the date of the Company Balance Sheet in the ordinary course of business consistent with past practice. The Company or the applicable Company Subsidiary has good and marketable title to their respective accounts receivable, free and clear of all Liens other than Permitted Liens. During the three year period prior to the date hereof, neither the Company nor any of the Company Subsidiaries has sold, pledged or otherwise disposed of any of its accounts receivable in connection with any receivables-type financing or factoring-type financing or similar transaction.

         (b) The items held as inventory of the Company and each Company Subsidiary, whether reflected on the Company Balance Sheet or subsequently acquired, are generally of a quantity and quality usable and/or salable at book value in the ordinary course of business. The inventories of the Company and each Company Subsidiary are reflected in the Company Balance Sheet and in their respective books and records in accordance with US GAAP. The Seller is not aware of any condition that could reasonably be expected to adversely affect the quantity or quality of the inventories of the Company and the Company Subsidiaries.

         Section 3.26      Customers and Suppliers.

         Except as described on Schedule 3.26, since January 1, 2003, none of the twenty-five (25) largest customers and the twenty-five (25) largest suppliers of each of the Company and the Company Subsidiaries has ceased or reduced its use of the services of, sales to or provision of services to, the Company and the Company Subsidiaries or has threatened to cease or reduce such use, sales or provision of services after the date hereof. To the Knowledge of Seller, no such customer or supplier is threatened with bankruptcy or insolvency.

         Section 3.27      Investment Representations.

         (a) Seller is acquiring the GTI Shares for its own account for investment purposes only and not with a view to, or for sale or resale in connection with, any public distribution of the GTI Shares or any interest therein nor with any present intention of selling, distributing or otherwise disposing of any of such shares. Seller (i) understands that, as of the Execution Date and the Closing Date, the GTI Shares have not been registered under the Securities Act or any other applicable securities law and may not be offered or sold within the United States or to, or for the account or benefit of, any "U.S. person", as such term is defined in Rule 902 of Regulation S under the Securities Act, unless such GTI Shares are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available, (ii) is not a "U.S. person" (as so defined), and is not acquiring any of the GTI Shares for the account or benefit of any U.S. person (as so defined),
(iii) acknowledges and agrees that the offer and sale of the GTI Shares to Seller has taken place outside of the United States of America or any of its territories and possessions, and Seller has executed this Agreement outside of the United States or any of its territories or possessions and (iv) has not, nor have any of its Affiliates or any Person acting on its or their behalf, engaged in any directed selling efforts (as defined in Rule 902 of Regulation S) with respect to any of the GTI Shares.

         (b) Neither GTI nor or any Person representing GTI has made any representation to Seller with respect to GTI or the offering or sale of any securities of GTI other than the representations made in this Agreement.

         (c) The Seller has received from GTI and carefully examined the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 ("Annual Report"), the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003, the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003 and all Current Reports on Form 8-K for 2003, all filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

         (d) The Seller has had access to such financial and other information concerning GTI and the GTI Shares as it has deemed necessary in connection with its decision to invest in the GTI Shares, including an opportunity to ask questions of and request information from GTI. The Seller is aware that the trading price of the GTI Shares is highly volatile and that significant risks are associated with the ownership of the GTI Shares and with the operations conducted by GTI, as indicated, in part, in the section of the Annual Report entitled "Factors That May Adversely Affect Future Results".

         Section 3.28      No Unlawful Payments.

         (a) None of Seller, the Company or any of the Company Subsidiaries, nor any director, officer, agent, employee or other Person associated with or acting on behalf of Seller, the Company or any of the Company Subsidiaries, has (i) provided, or arranged for the provision of, any unlawful contribution, gift, entertainment or other unlawful expense relating to any political party or official thereof or any candidate for public office; (ii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (the "Act"), or any anti-corruption laws or regulations of the Russian Federation or of the jurisdiction of organization or principal activities of the Seller, the Company or any of the Company Subsidiaries; (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any Person (including any representative or employee of any Governmental Entity); or
(iv) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign Laws.

         (b) None of the assets and properties of Seller, the Company or the Company Subsidiaries (i) has been acquired by Seller, the Company or any of the Company Subsidiaries pursuant to a transaction that has involved directly or indirectly an illegal payment to a representative or employee of any Governmental Entity or (ii) represents the proceeds of any illegal activity.

         Section 3.29      Interconnect Providers.

         Without limiting the generality of Section 3.26, since the date of the Company Balance Sheet, no gateway operator or other provider of interconnect services to the Company, the Principal Subsidiary or any of the other Company Subsidiaries has ceased or reduced its provision of services to the Company, the Principal Subsidiary or any other Company Subsidiary or threatened to cease or reduce its provision of such services.

         Section 3.30      No Undisclosed Liabilities.

         There are no liabilities of the Company or any of the Company Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such liability, other than:

         (a) liabilities provided for in the Company Balance Sheet or disclosed in the notes thereto;

         (b) liabilities disclosed on Schedule 3.30 or Schedule 3.31 attached hereto or that are the subject of an agreement, contract or other instrument disclosed on Schedule 3.17(a); and

         (c) other undisclosed liabilities incurred in the ordinary course of business since the date of the Company Balance Sheet which, individually or in the aggregate, are not material to the business, assets, properties, prospects or condition (financial or otherwise) of the Company or the Principal Subsidiary, each taken individually, or the Company and the Company Subsidiaries taken as a whole.

         Section 3.31      Intercompany Liabilities or Arrangements

         Except as set forth on Schedule 3.31, neither the Company nor any Company Subsidiary owes, or is in any way obligated to pay, any amount to Seller or any of its Affiliates or Subsidiaries or any of their respective officers, directors, or employees (other than the Company and the Company Subsidiaries).

         Section 3.32      No Liens.

         There are no Liens on the ownership, membership or other equity interests in, and any assets or property of, the Company and any of the Company Subsidiaries that secure the payment or performance of obligations of any Person (other than the Company and any of the Company Subsidiaries).

         Section 3.33      No Third Party Authorizations.

         There are no Authorizations held in the name of Seller or any of its Affiliates, or any of their respective employees, officers, directors, stockholders or agents, on behalf of the Company or any of the Company Subsidiaries.

         Section 3.34      Termination of Dividend Obligations.

         Except as set forth in Schedule 3.34, all amounts owed by the Company and/or the Principal Subsidiary in respect of dividends declared prior to the date hereof in favor of any Person other than the Company or any Company Subsidiary have either been fully paid by the Company and/or the Principal Subsidiary or otherwise extinguished such that the Company and the Principal Subsidiary are no longer obligated (contingently or otherwise) to pay any amount in respect of such dividends and shall bear no further liability in respect thereof.

         Section 3.35      No Material Misstatement or Omission.

         No representation or warranty of Seller in this Agreement, the Schedules delivered herewith or any certificate furnished by Seller in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which such statements are made, not misleading. Seller has not knowingly withheld from Buyer or GTI any material facts relating to the Company or any of the Company Subsidiaries.

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF GTI

         GTI hereby represents and warrants to Seller as of the date hereof and the Closing Date, as follows:

         Section 4.1       Organization and Authority.

         GTI is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, with full power and authority to execute and deliver this Agreement and each of the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Copies of the certificate of incorporation and by-laws of GTI (as amended through the date hereof) have heretofore been delivered to Seller and are true, correct and complete as of the date hereof.

         Section 4.2       Key GTI Companies.

         (a) Each of the Key GTI Companies is a corporation or other entity duly organized and registered and validly existing under the Laws of the jurisdiction of its incorporation or organization, with full power and authority to carry on its business as presently conducted by it and to own, lease and operate its properties and assets in the places where it maintains offices and where its properties are owned, leased or operated.

         (b) Copies of the charter (as amended through the date hereof) or certificate of incorporation, other organizational documents and by-laws, pledge books (if any), shareholders registers and corporate minutes of each of the Key GTI Companies have heretofore been made available to Seller and are true, complete and correct.

         (c) Schedule 4.2 sets forth the percentage of capital stock or other ownership, membership or equity interests owned in each of the Key GTI Companies, and the manner in which the capital stock or other ownership, membership or equity interests in each Key GTI Company is owned.

         (d) GTI and its Subsidiaries have full title to the shares of capital stock or other ownership, membership or equity interests of the Key GTI Companies as provided in Schedule 4.2, in each case free and clear of any Liens. The issued and outstanding shares of capital stock or other ownership, membership or equity interests of each of the Key GTI Companies have been acquired and fully paid for in accordance with applicable Law, and all issuances of such shares or other interests have been duly registered with each applicable

Governmental Entity. All material Authorizations (including as may be required from the Antimonopoly Ministry or the Central Bank of the Russian Federation) required under applicable Law have been obtained in connection with the acquisition by GTI and its Subsidiaries, as the case may be, of any shares of capital stock or other ownership, membership or equity interests in the Key GTI Companies. Except as set forth in Schedule 4.2, all required consents or waivers from third parties (if any) in connection with any acquisition of any shares of capital stock or other ownership, equity or membership interests in GTI or any of the Key GTI Companies were duly and timely obtained or made. Except as indicated in Schedule 4.2, there are no treasury shares, and there are no outstanding options, warrants or other rights to purchase, obtain or acquire, or outstanding securities or obligations convertible into or exchangeable for, or voting agreements with respect to, any shares of capital stock of or other ownership, membership or equity interest in or any other securities of any of the Key GTI Companies. Except as described in Schedule 4.2, none of the Key GTI Companies is obligated, now or in the future, contingently or otherwise, to issue, purchase or redeem any capital stock or any other ownership, membership or equity interests or any other securities to or from any Person.

         Section 4.3       Qualifications.

         GTI and each of the Key GTI Companies are duly authorized or registered to conduct the business or businesses conducted by them in each jurisdiction for which any such authorization or registration is required, and neither the character of the properties or assets owned or held under lease or license by GTI or any Key GTI Company nor the nature of the business conducted by GTI or any of the Key GTI Companies requires any additional qualification in any such jurisdiction or any qualification in any other jurisdiction. No approval, consent or notification in connection with any qualification is necessary in connection with the transactions contemplated by this Agreement or any of the Related Agreements to prevent the termination or withdrawal of any such qualification as a result of such transactions.

         Section 4.4       Absence of Certain Changes or Events.

         Since the date of the most recent financial statements of GTI, and other than as may relate to the adoption and implementation of the Telecommunications Law, there has not been, with respect to GTI or any of the Key GTI Companies or their respective businesses, properties or assets:

         (a) any material adverse change in the financial condition, business, prospects, assets or results of operations of GTI and the Key GTI Companies taken as a whole;

         (b) any destruction, damage by fire, accident or other casualty or act of God of or to any of properties or assets of GTI or any of the Key GTI Companies, whether or not covered by insurance;

         (c) any material Indebtedness or other obligations or liabilities incurred, except to the extent any such material Indebtedness or other obligations or liabilities, as the case may be, are the subject of an agreement, contract or other instrument set forth on Schedule 4.17(a) or involve an amount equal to or below US$ 1,000,000 (one million US Dollars); or

         (d) except with respect to the transactions contemplated by this Agreement and the Related Agreements, any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 7.2.

         Section 4.5       Compliance with Law; Permits and Licenses.

         (a) Except as is disclosed in Schedule 4.5 or Schedule 4.9 attached hereto and for the United States securities laws matters covered in
Section 4.14, and except for any violation or alleged violation of any Law by GTI or any of the Key GTI Companies that has been fully and finally resolved before a court of competent jurisdiction or otherwise settled in a manner not likely to result in any further loss or liability to GTI or any Key GTI Company,
(i) GTI and each of the Key GTI Companies are, and have at all times been, in compliance with all Laws of the Russian Federation and any other jurisdiction applicable to GTI or any of the Key GTI Companies, except for such non-compliance which could not be expected to have a material adverse effect on GTI and the Key GTI Companies taken as a whole, (ii) those Key GTI Companies which are organized as joint stock companies under the Laws of the Russian Federation have made all required filings (if any) with the Federal Commission for the Securities Market in the Russian Federation in respect of their issued and outstanding capital stock, and (iii) neither GTI nor any of the Key GTI Companies has received notice from any Governmental Entity of any pending Action to take all or any part of the properties or assets of GTI or any of the Key GTI Companies by condemnation, nationalization or right of eminent domain and, to the Knowledge of GTI, no such Actions are threatened.

         (b) Schedule 4.5 sets forth all telecommunications licenses relating to the provision of telecommunications services by GTI and each of the Key GTI Companies. All material Authorizations necessary for the lawful operation of the business of GTI and each of the Key GTI Companies as previously conducted are validly held by GTI or the relevant Key GTI Company and are, and shall continue to be, in full force and effect for their respective terms. Except as described in Schedule 4.5, GTI and each of the Key GTI Companies are, and have been since the date of issuance of each such Authorization, in compliance in all material respects with all terms and conditions thereof, and the same will not be subject to suspension, modification, revocation, termination or nonrenewal as a result of the execution and delivery of this Agreement and the Related Agreements or the consummation of the transactions contemplated hereby and thereby. Any applications for the renewal of any such Authorization which are due prior to the Closing Date will be timely made or filed by GTI or the relevant Key GTI Company, as applicable. No Action is pending or, to the Knowledge of GTI, threatened that may result in the modification, suspension, revocation, withdrawal or termination of, or any limitation on, any such Authorization, and GTI is not aware of any valid basis for such an Action.

         Section 4.6       Due Authorization; Binding Obligation.

         (a) Except for the approval by the stockholders of GTI of the issuance of the GTI Shares to the extent required by the Rules of the NASDAQ Stock Market, the execution, delivery and performance by GTI of this Agreement and each of the Related Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of GTI, and no further action is required on the part of GTI, its board of directors or its stockholders in connection with the authorization of such execution, delivery or performance by GTI, including the issuance of the GTI Shares. This Agreement and each of the Related Agreements required to be executed on the date hereof to which GTI is a party have been duly and validly executed and delivered by GTI. This Agreement and each of the Related Agreements to which GTI is a party constitute the valid and binding obligations of GTI, enforceable against GTI in accordance with their respective terms, subject to the qualification, however, that the enforcement of the rights and remedies created hereby and thereby is subject to bankruptcy and other similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity (whether applied by a court of law or equity), and that the availability of the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         (b) Buyer's Designee has the full legal capacity, right, power and authority to enter into the Supplemental Share Transfer Agreement and to consummate the transfer of the Supplemental Shares from Seller's Designee. Upon execution thereof, the Supplemental Share Transfer Agreement shall have been duly and validly executed by Buyer's Designee and shall constitute the valid and binding obligations of Buyer's Designee, enforceable against Buyer's Designee in accordance with its terms, subject to the qualification, however, that the enforcement of the rights and remedies created thereby is subject to bankruptcy and other similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity (whether applied by a court of law or equity), and that the availability of the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         Section 4.7       Non-Contravention.

         The execution, delivery and performance by each of GTI and Buyer of this Agreement and each of the Related Agreements to which GTI and/or Buyer is a party, and the Supplemental Share Transfer Agreement by Buyer's Designee, and the consummation of the transactions contemplated hereby and thereby, do not and will not, with or without the giving of notice or the lapse of time, or both, violate, conflict with, result in the breach of or constitute a default under, or give rise to any right of termination, cancellation or acceleration of any obligation of any Person or result in the creation of any Lien upon any property or assets of GTI, Buyer's Designee or any of the Key GTI Companies under any of the terms, conditions or provisions of (1) the certificate of incorporation, articles of association, by-laws or other constitutive documents of GTI, Buyer's Designee or any of the Key GTI Companies, or (2) any covenant, agreement or understanding to which GTI, Buyer's Designee or any of the Key GTI Companies is a party or by which the property or assets of GTI, Buyer's Designee or any of the Key GTI Companies are bound, or (3) any Law in respect of which GTI, Buyer's Designee or any of the Key GTI Companies is subject, other than, in the case of clauses (2) and (3) above, any such items that, individually or in the aggregate, would not have a material adverse effect on GTI and the Key GTI Companies taken as a whole or the ability of GTI or Buyer's Designee to consummate the transactions contemplated hereby.

         Section 4.8       Regulatory Approvals.

         Subject to satisfaction of any requirements under the HSR Act, obtaining the relevant approval from the Antimonopoly Ministry in respect of the transfer of the Supplemental Shares (together with Buyer in respect of the transfer of the Seller Shares), notification to NASDAQ on issuance of the GTI Shares and the receipt of approval by the stockholders of GTI of the issuance of the GTI Shares to the extent required by the Rules of the NASDAQ Stock Market, neither GTI nor Buyer's Designee is required to file, seek or obtain any

Authorization in connection with the execution, delivery and performance by GTI of this Agreement and the Related Agreements to which GTI is a party, or by Buyer's Designee of the Supplemental Share Transfer Agreement, or in connection with the consummation of the transactions contemplated hereby and thereby.

         Section 4.9       Legal Proceedings.

         (a) Except as set forth in Schedule 4.9, there are no Actions pending or, to the Knowledge of GTI, threatened against, relating to or affecting GTI, any of the Key GTI Companies or Buyer's Designee or any of their assets and properties which (i) may result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Related Agreements or otherwise result in a material diminution of the benefits contemplated by this Agreement to Seller, or (ii) if determined adversely to GTI or any of the Key GTI Companies, may result in (x) any injunction or other equitable relief against GTI or any of the Key GTI Companies that would interfere with its business or operations or (y) losses by GTI or any of the Key GTI Companies, individually or in the aggregate with losses in respect of other such Actions, exceeding US$5,000,000 (five million US Dollars) (or the equivalent thereof in any other currency); and

         (b) To the Knowledge of GTI, no facts or circumstances exist that may give rise to any Action or proceeding that would be required to be disclosed pursuant to paragraph (a) above.

         Section 4.10      Capitalization of GTI.

         (a) As of the Execution Date, the authorized capital stock of GTI consists of: 100,000,000 shares of common stock of GTI and 10,000,000 shares of preferred stock of GTI, of which 27,795,065 shares of common stock are issued and outstanding, and there are no shares of preferred stock issued and outstanding and no shares of capital stock are held in the treasury of GTI. All of the outstanding shares of capital stock of GTI (A) have been duly and validly issued, (B) are fully paid, and non-assessable and (C) except as provided for in the Current Standstill Agreement, are not subject to any preemptive or similar rights. Except as set forth on Schedule 4.10 attached hereto and the rights granted to Seller under this Agreement, (1) there are no outstanding options, warrants or other rights to purchase, obtain or acquire, or any outstanding capital stock or securities or obligations convertible into or exchangeable for, or any voting agreements with respect to, any shares of capital stock or any other securities of GTI, (2) there are no outstanding stock-appreciation rights, security-based performance units, "phantom" stock or other security rights or other agreements, arrangements or commitments of any kind (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance, stock price performance or other attribute of GTI or any of the Key GTI Companies or assets, or calculated in accordance therewith, and (3) GTI is not obligated, now or in the future, contingently or otherwise, to issue, purchase or redeem capital stock or any other securities of GTI to or from any Person.

         (b) No bonds, debentures, notes or other Indebtedness of GTI having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which holders of capital stock of GTI may vote are issued or outstanding.

         (c) GTI has not taken, directly or indirectly, any action designed to or which has constituted or which might be reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of GTI; provided that neither Seller nor the Seller's Designee shall be deemed to be a Person affiliated (as defined in Rule 405 under the Securities Act) with GTI for purposes of this Section 4.10(c).

         (d) Except as set forth on Schedule 4.10, upon the New Registration Rights Agreement becoming effective in accordance with its terms, no holder of any security of GTI (other than Seller and the Current Shareholders under the terms of the New Registration Rights Agreement) shall have any right to require registration of any shares of capital stock or any other security of GTI.

         Section 4.11      GTI Shares

         (a) Except for the approval by the stockholders of GTI of the issuance of the GTI Shares to the extent required by the Rules of the NASDAQ Stock Market, the issuance of the GTI Shares to Seller by GTI has been duly authorized by all necessary corporate action on the part of GTI, and no further corporate action is required on the part of GTI, its board of directors or its stockholders in connection with the authorization of the issuance of the GTI Shares.

         (b) The GTI Shares will, on issue and receipt of payment therefor in accordance with the terms of this Agreement, be validly issued in accordance with the Laws of the State of Delaware, fully paid and non-assessable, and, on the Closing Date, GTI will convey to Seller sole and exclusive ownership of the GTI Shares, free and clear of any Liens and other third party rights other than those Liens and rights created under the Related Agreements and any other Liens or rights created or caused by Seller.

         Section 4.12      SEC Reports and Filings; NASDAQ Requirements.

         (a) GTI has filed all registration statements, prospectuses, reports, schedules, forms, statements and other documents required to be filed by it pursuant to the Securities Act or the Exchange Act with the SEC (collectively, the "SEC Documents"). No Subsidiary of GTI is required to file any registration statement, prospectus, report, schedule, form, statement or other document with the SEC. None of the SEC Documents, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) Each of the financial statements (including the related notes and schedules) included or incorporated by reference in the SEC Documents were prepared in accordance with US GAAP and present fairly in all material respects the financial condition and results of operations of GTI and its consolidated Subsidiaries as of the respective dates thereof and for the respective periods covered thereby, all in conformity with US GAAP consistently applied during the period involved except as otherwise noted therein, and subject, in the case of any unaudited interim financial statements, to the absence of notes and normal year-end adjustments. All such SEC Documents, as of their respective dates (and as of the date of any amendment to the respective SEC Document) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

         (c) Except as disclosed in the SEC Documents filed prior to the date hereof, neither GTI nor any of its Subsidiaries have incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of GTI and its consolidated Subsidiaries or the footnotes thereto prepared in conformity with US GAAP.

         (d) GTI has not received any written notice from NASDAQ to the effect that GTI is in material noncompliance with any listing or maintenance requirement of NASDAQ. To the Knowledge of GTI, there are no facts and circumstances existing as of the date hereof that create a reasonable likelihood that the shares of common stock of GTI will be delisted from NASDAQ or trading in such shares will be suspended.

         Section 4.13      No Restriction on the Transaction; Takeover Statutes.

         A duly constituted special committee of the board of directors of GTI has taken all necessary action to render Section 203 of the Delaware General Corporation Law and any provision of the certificate of incorporation or by-laws of GTI inapplicable to this Agreement and the Related Agreements and the transactions contemplated hereby and thereby, including, without limitation, any Tender Offer under (and as defined in) the New Shareholders Agreement.

         Section 4.14      Compliance with US Security Laws.

         (a) Neither GTI nor any Affiliate of GTI has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the GTI Shares in a manner that would require the registration of the GTI Shares under the Securities Act.

         (b) None of GTI, its Affiliates or any Person acting on its or their behalf has engaged in any directed selling efforts (as that term is defined in Regulation S under the Securities Act) with respect to any of the GTI Shares.

         (c) Assuming the accuracy of the representations and warranties of Seller contained in Section 3.27, the sale of the GTI Shares as contemplated by this Agreement has been made in an "Offshore Transaction", as such term is defined in Regulation S under the Securities Act.

         (d) Assuming the accuracy of the representations and warranties of Seller contained in Section 3.27, the offer, sale and issuance of the GTI Shares as contemplated hereby are exempt from the registration requirements of the Securities Act.

         Section 4.15      No Unlawful Payments.

         (a) None of Buyer, GTI or any Key GTI Company, nor any director, officer, agent, employee or other Person associated with or acting on behalf of Buyer, GTI or any Key GTI Company, has (i) provided, or arranged for the provision of, any unlawful contribution, gift, entertainment or other unlawful expense relating to any political party or official thereof or any candidate for public office; (ii) violated any provision of the Act, or any anti-corruption laws or regulations of the Russian Federation or of the jurisdiction of organization or principal activities of Buyer, GTI or any Key GTI Company; (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any Person (including any representative or employee of any Governmental Entity); or (vi) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other applicable domestic or foreign laws and regulations.

         (b) None of the assets and properties of Buyer, GTI or any Key GTI Company (i) has been acquired by Buyer, GTI or any Key GTI Company pursuant to a transaction that has involved directly or indirectly an illegal payment to a representative or employee of any Governmental Entity or (ii) represents the proceeds of any illegal activity.

         Section 4.16      Books and Records.

         The books of account and financial records of GTI and its consolidated Subsidiaries have been prepared and are maintained in accordance with US GAAP and applicable Laws. Notwithstanding the generality of the foregoing, GTI and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of the financial statements of GTI presented in the SEC Documents in conformity with US GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) all transactions, including, without limitation, the disposition of assets, the incurrence of liabilities, the recordation of expenses and the documentation of contractual arrangements, are recorded in compliance with applicable Law and fairly reflect the transactions (including the purpose of each transaction and the party with whom it was concluded).

         Section 4.17      Commitments.

         (a) Except as set forth in Schedule 4.17(a) attached hereto, neither GTI nor any Key GTI Company is a party to or bound by any:

                  (i) covenant not to compete or other covenant restricting the development, manufacture, sale, marketing or distribution of the products and services of GTI or any Key GTI Company;

                  (ii) agreement, contract or other instrument under which GTI or any Key GTI Company has borrowed any money from, or issued any note, bond, debenture or other evidence of Indebtedness to, any Person or any other note, bond, debenture or other evidence of Indebtedness issued to any Person in any such case which, individually, is in excess of US$1,000,000 (one million US Dollars) (or the equivalent thereof in any other currency);

                  (iii) agreement, contract or other instrument (including so-called take-or-pay or keepwell agreements) under which (A) any Person has, directly or indirectly, guaranteed any Indebtedness or other liabilities or obligations of GTI or any Key GTI Company or (B) GTI or any Key GTI Company has directly or indirectly guaranteed any Indebtedness or other liabilities or obligations of any Person (in each case other than endorsements for the purpose of collection in the ordinary course of business), and in any such case where the potential liability involved is in excess of US$1,000,000 (one million US Dollars) (or the equivalent thereof in any other currency);

                  (iv) agreement, contract or other arrangement (A) relating to the ownership, lease, sublease, use, occupancy, management or operation of any real property (immovable property), including leases and subleases relating to leased real property (immovable property), where the value of any real property (immovable property) owned by GTI or any Key GTI Company, or the aggregate annual amount due under any lease of real property (immovable property), is in excess of US$500,000 (or the equivalent thereof in any other currency), or (B) with any Person under which GTI or any Key GTI Company is either the lessee of, or holds or uses, or is the lessor of, or makes available for use, any machinery, equipment, vehicle or other tangible personal property which has an aggregate annual future liability or receivable, as the case may be, in excess of US$500,000 (five hundred thousand US Dollars) (or the equivalent thereof in any other currency) and is not terminable by GTI or the relevant Key GTI Company by notice of not more than 30 days without any cost or penalty;

                  (v) agreement, contract or other instrument under which GTI or any Key GTI Company has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person other than trade advances or prepayments made in the ordinary course of business in an amount in excess of US$500,000 (five hundred thousand US Dollars) (or the equivalent thereof in any other currency); or

                  (vi) agreement, contract or arrangement whereby GTI or any Key GTI Company is entitled to direct the management or operations of, or for the avoidance of doubt, to give "binding instructions" to (as such phrase is interpreted under the Laws of the Russian Federation), any other Person.

         (b) All agreements, contracts, leases, licenses, commitments or instruments of GTI and each Key GTI Company listed in Schedule 4.17(a) hereto (collectively, the "GTI Contracts") are valid, binding and in full force and effect and are enforceable by GTI and each Key GTI Company in accordance with their respective terms, subject to the qualification, however, that the enforcement of the rights and remedies created hereby and thereby is subject to bankruptcy and other similar laws of general application relating to or affecting the rights and remedies of creditors and by general equitable principles (whether applied by a court of law or equity), and that the availability of the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought. GTI and each Key GTI Company have performed all material obligations required to be performed by them to date under the GTI Contracts, and they are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, except as described in
Schedule 4.17(b), to the Knowledge of GTI, no other party to any of the GTI Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. GTI has provided or made available to Seller a true, complete and correct copy of each of the GTI Contracts and true and complete descriptions of any oral GTI Contracts.

         Section 4.18      Taxes.

         (a) Except as described in Schedule 4.18(a), all Returns to be filed by or with respect to GTI and each Key GTI Company and any predecessor corporations of any of them with any Governmental Entity within the United States of America, the Russian Federation or in any other jurisdiction in respect of any Taxes have been filed with the appropriate Governmental Entity and each such Return is true, accurate and complete. All amounts shown by such Returns to be due and payable, and all Taxes in respect of which no Returns are required to be filed, have been timely paid. GTI has delivered to Seller correct and complete copies of all material Returns of GTI and each Key GTI Company that have been filed for taxable periods ending within the past three (3) years. Neither GTI nor any of the Key GTI Companies is in default in the payment of any Taxes due or payable or on any assessments received in respect thereof. GTI and each of the Key GTI Companies have complied with all material information reporting and withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor, or other third party except for any failure to comply with such requirements which could not be expected to have a material adverse effect on GTI and the Key GTI Companies. Except as and to the extent reflected or reserved against in the audited balance sheet of GTI at December 31, 2002, at such date, neither GTI nor any of the Key GTI Companies has any liability for Taxes. All Taxes that are or may become material to GTI or any of the Key GTI Companies for periods ending on or prior to December 31, 2002 that should be reserved on the books of GTI and the Key GTI Companies in accordance with US GAAP, Russian accounting rules and standards (if applicable) and GTI's and each Key GTI Company's past practice have been so reserved. Neither GTI nor any of the Key GTI Companies has entered into any arrangement for the purpose of artificially reducing its social fund or other Tax obligations within the Russian Federation.

         (b)      Except as set forth in Schedule 4.18(b), within the past three
(3) years, neither GTI nor any Key GTI Company has been the subject of any investigation or audit by any Governmental Entity within the Russian Federation relating to Taxes that has resulted in the imposition of an obligation on GTI or any Key GTI Company to make a payment in excess of the Ruble equivalent of US$100,000 (one hundred thousand US Dollars) (or the equivalent thereof in any other currency). No taxing authority has given notice that it will commence any such audit or examination and no taxing authority is asserting (either orally or in writing) or, to the Knowledge of GTI, threatening to assert any deficiency or claim relating to Taxes of GTI or any Key GTI Company, and no Liens for Taxes have been filed and are currently outstanding with respect to any of the assets or properties of GTI or any Key GTI Company. There are no other pending or, to the Knowledge of GTI, threatened Actions or assessments against GTI or any Key GTI Company in respect of any Taxes. There is no agreement or waiver currently in effect extending the period for assessment or collection of any Taxes.

         Section 4.19      Benefit Plans; Termination and Severance Agreements.

         (a) Except as described in Schedule 4.19(a) and except for any payments of the kind described in this Section 4.19 that are mandatory pursuant to the Laws of the Russian Federation, neither GTI nor any of the Key GTI Companies has any employee benefit plan, program, arrangement, agreement or fund, including without limitation any savings, profit sharing, annuity, retirement, deferred compensation, bonus, incentive (including stock options or other securities related incentives), employee health related, life insurance, short and long term disability, vacation pay, severance pay, other welfare and fringe benefit and similar plans, programs, understandings, arrangements or agreements for any past or present employees of GTI or any of the Key GTI Companies in respect of which any payment made by GTI or any of the Key GTI Companies required under the terms thereof would likely exceed US$100,000 (one hundred thousand US Dollars) (or the equivalent thereof in any other currency).

         (b) Except as described in Schedule 4.19(b), neither GTI nor any of the Key GTI Companies is a party to any employment, termination or severance agreement, contract, arrangement or understanding with any employee or former employee of GTI or any of the Key GTI Companies that has an aggregate future severance liability in excess of US$250,000 (two hundred and fifty thousand US Dollars) (or the equivalent thereof in any other currency).

         Section 4.20      No Material Misstatement or Omission.

         No representation or warranty of GTI or Buyer in this Agreement, the Schedules delivered herewith or any certificate furnished by GTI in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which such statements are made, not misleading. Neither GTI nor Buyer has knowingly withheld from Seller any material facts relating to GTI or any of the Key GTI Companies.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller as of the date hereof and the Closing Date, as follows:

         Section 5.1       Organization and Authority.

         Buyer is a corporation duly organized and validly existing under the Laws of the State of Delaware, with full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

         Section 5.2       Due Authorization; Binding Obligation.

         The execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer. This Agreement constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the qualification, however, that the enforcement of the rights and remedies created hereby is subject to bankruptcy and other similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity (whether applied by a court of law or equity) and that the availability of the remedy of specific enforcement or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         Section 5.3       Non-Contravention

         The execution, delivery and performance of this Agreement by Buyer, and the consummation of the transactions contemplated hereby do not and will not, with or without the giving of notice or the lapse of time, or both, violate, conflict with, result in the breach of or constitute a default under, or give rise to any right of termination, cancellation or acceleration of any obligation of any Person or result in the creation of any Lien upon any property or assets of Buyer under any of the terms, conditions or provisions of (1) the charter documents or by-laws or other constitutive documents of Buyer, or (2) any covenant, agreement or understanding to which Buyer is a party or by which the property or assets of Buyer are bound, or (3) any Law in respect of which Buyer is subject, other than, in the case of clauses (2) and (3) above, any such items that, individually or in the aggregate, would not adversely affect the ability of Buyer to consummate the transactions contemplated hereby.

         Section 5.4       Regulatory Approvals.

         Subject to Buyer obtaining such Authorizations as may be required from the Antimonopoly Ministry to acquire the Seller Shares (together with the Buyer's Designee in connection with the transfer of the Supplemental Shares), Buyer is not required to file, seek or obtain any Authorization in connection with the execution, delivery and performance of this Agreement by Buyer, or in connection with the consummation of the transactions contemplated hereby.

         Section 5.5       Legal Proceedings.

         (a) There are no Actions pending or, to the Knowledge of Buyer, threatened against, relating to or affecting Buyer or any of its assets and properties which may result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or otherwise result in a material diminution of the benefits contemplated by this Agreement to Seller; and

         (b) To the Knowledge of Buyer, no facts or circumstances exist that may give rise to any Action or proceeding that would be required to be disclosed pursuant to paragraph (a) above.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

         Section 6.1 General Conditions Precedent to Obligations of Buyer and GTI.

         The obligations of Buyer and GTI to perform their respective obligations under this Agreement and the Related Agreements to which either of them is a party and to effect the Acquisition are subject to the satisfaction of the following conditions unless waived in writing (to the extent such conditions can be waived) by each of Buyer and GTI:

         (a) Accuracy of Representations and Warranties. The representations and warranties of Seller set forth in Article III hereof shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except to the extent made as of an earlier specified date, and Seller shall have delivered to Buyer and GTI a certificate to that effect, dated the Closing Date, and signed by an authorized representative of Seller.

         (b) Performance of Covenants. Each and all of the covenants and agreements of Seller to be performed or complied with prior to or on the Closing Date shall have been duly performed or complied with by Seller, and Seller shall have delivered to Buyer and GTI a certificate to that effect, dated the Closing Date, and signed by an authorized representative of Seller.

         (c) Governmental Approvals. (1) Buyer and Buyer's Designee shall have obtained such Authorizations from the Antimonopoly Ministry as are required in order to carry out the Acquisition. (2) All provisions under the HSR Act shall have been complied with, the respective waiting periods thereunder shall have expired or have been terminated, and any investigation opened by means of a second request for additional information or otherwise shall have been terminated or closed. (3) Any and all other Authorizations required by applicable Law from any Governmental Entity to proceed with the transactions contemplated hereby shall have been obtained by each of the Parties.

         (d) Legal Proceedings. No injunction shall be in effect prohibiting or restraining the transactions contemplated by this Agreement and no Action shall have been commenced or threatened by any Governmental Entity to restrain or challenge the transactions contemplated by this Agreement or seeking to obtain material damages from any of Buyer, GTI, any of their Affiliates, the Company or any of the Company Subsidiaries if such transactions are consummated.

         (e) Execution of the Related Agreements. Each of the Related Agreements shall have been duly entered into by all parties thereto (other than GTI) and shall be in full force and effect as of the Closing.

         (f) Authorization of Acquisition. All action necessary to authorize the execution, delivery and performance of this Agreement, as well as the Related Agreements, the issuance and receipt of the GTI Shares and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the appropriate governing body of Seller and GTI's stockholders, as applicable, including for the avoidance of doubt, the approval of GTI's stockholders for the issuance of the GTI Shares to the extent required by the Rules of the NASDAQ Stock Market.

         (g) Third Party Consents. Duly executed copies of all third party consents and approvals required in connection with the Acquisition or as otherwise required by this Agreement, including without limitation waivers issued by each of the Current Shareholders in respect of their rights under the Current Standstill Agreement to acquire newly issued shares in GTI, shall have been delivered to GTI and shall be in form and substance satisfactory to GTI.

         (h) Legal Opinions. Buyer and GTI shall have received the opinions of (a) Coudert Brothers LLP, New York and Russian counsel to Seller, which in addition to addressing matters customary for a transaction such as the Acquisition, shall also address the Seller Guarantee and (b) Advokatene i Telenor, Norwegian counsel to Seller and guarantor of Seller, which shall be substantially in the form of Exhibits G-1A, G-1B and G-2.

         (i) Intercompany Accounts. Effective immediately prior to the Closing, all amounts then payable by Seller or any Affiliate of Seller to the Company or any Company Subsidiary shall have been repaid in full.

         (j) Dividends. Subsequent to the dividends declared and paid (or waived by the stockholders of the Company, as the case may be) for fiscal year 2002, no dividends shall have been declared on any shares of capital stock of the Company, nor shall any dividends be due and payable thereon, in favor of any shareholder of the Company or any holder of any capital stock or other ownership, equity or membership interest of any Company Subsidiary (other than the Company or any Company Subsidiary); provided that (i) the Company shall not be obligated to reduce its capital stock or otherwise eliminate the shares of Class B convertible preferred stock, nominal value 1 Ruble per share, of the Company and (ii) except as permitted hereby, the shares of Class B convertible preferred stock, nominal value 1 Ruble per share, of the Company may continue to accrue dividends so long as such dividends are not declared or paid.

         (k) Transfer of Supplemental Shares. Seller's Designee shall have duly executed and delivered the Supplemental Share Transfer Agreement and such agreement shall be in full force and effect. Seller's Designee shall have delivered a Share Transfer Order and all other Seller Transfer Documentation (if any) relating to the transfer of the Supplemental Shares to Buyer's Designee, and shall have taken all actions required under the Laws of the Russian Federation in connection therewith.

         (l) Seller Guarantee. The Seller Guarantee shall have been duly and validly executed by Telenor ASA and delivered to Buyer and GTI, and shall be in full force and effect.

         (m) Certificate on Customers and Suppliers. Seller shall have delivered to GTI and Buyer a certificate executed by a duly authorized representative of Seller listing (a) the twenty-five (25) largest customers of the Company and each of the Company Subsidiaries for the six (6) months ended June 30, 2003 and the percentage of the Company's and each Company Subsidiary's total sales represented by sales to each such customer during such period, and
(b) the twenty-five (25) largest suppliers of the Company and each of the Company Subsidiaries for the six (6) months ended June 30, 2003 and the amount of purchases of goods or services therefrom during such period.

         (n) Waiver and Termination of Intercompany Claims. (i) Seller shall have delivered a waiver and release in favor of the Company and for the benefit of GTI, which shall provide, inter alia, that Seller thereby waives, and the Company is thereby released from, any and all liability, claims, causes of action, suits, debts, demands, costs, expenses, obligations (including indemnification obligations), accounts and damages of any nature whatsoever, whether known or unknown and contingent or otherwise, arising under, in respect of or in connection with the Investment Agreement, dated May 31, 2000, between Seller and the Company, as well as all other agreements (including any share purchase agreements) or other instruments delivered or entered into in connection therewith. (ii) At the request of GTI, Seller shall have terminated or otherwise extinguished, waived or released to the reasonable satisfaction of GTI all other obligations or liabilities (contingent or otherwise) of the Company or any Company Subsidiary to Seller or any of its Affiliates, including without limitation, those set forth on Schedule 3.31, without any loss or liability resulting to the Company or any Company Subsidiary.

         Section 6.2 Financial Conditions Precedent to Obligations of Buyer and GTI.

         In addition to the foregoing conditions precedent set forth in Section 6.1, the obligations of Buyer and GTI to perform their respective obligations under this Agreement and the Related Agreements to which either of them is a party and to effect the Acquisition are subject to the satisfaction of the following conditions, verified by an accounting firm selected by Buyer and GTI, unless waived in writing by each of Buyer and GTI:

         (a) The Indebtedness at December 31, 2002 of the Company on a consolidated basis calculated in accordance with US GAAP shall not exceed US$6,100,000;

         (b) For the financial year ending December 31, 2002, the Company's audited accounts, calculated in accordance with US GAAP, shall show consolidated EBITDA of no less than US$26,700,000;

         (c) The Company's US GAAP accounts reviewed in accordance with FASB 100 for the 2003 period ending on the last day of the quarter ending immediately preceding the Closing Date shall show consolidated EBITDA of no less than the target specified in the table below and consolidated Indebtedness and Capital Expenditures of no more than the targets specified in the table below; provided that (i) with respect to the Company's consolidated EBITDA, at any date of determination, if the target for such date does not exceed by more than 1% the Company's consolidated EBITDA as at such date, and, with respect to the Company's consolidated Indebtedness, as at any date of determination, if such amount does not exceed the target for such date by more than 2.5%, and, with respect to the Company's consolidated Capital Expenditures, if such amount does not exceed the target for such date by more than 5%, then the Company shall be deemed to have met such target, (ii) if following June 30, 2003, the Company achieves one of the subsequent pre-Closing Date targets for EBITDA, on a cumulative basis, any failure by the Company to have achieved any preceding target shall be deemed to have been waived, and (iii) if, with respect to the incurrence of Indebtedness or Capital Expenditures, as the case may be, the Company has exceeded such targets but, by the Closing Date, has achieved the most recent subsequent pre-Closing Date targets for Indebtedness or Capital Expenditures, as the case may be, then such failure shall be deemed to have been waived. The targets with respect to consolidated EBITDA, Indebtedness and Capital Expenditures of the Company for the 2003 periods ending on the last day of the first nine months and the full year of 2003, respectively, are outlined in the table below (all figures in the table below are in millions of US Dollars):

                                   NINE MONTHS ENDED        TWELVE MONTHS ENDED
                                        9/30/03                  12/31/03
--------------------------------------------------------------------------------
EBITDA                                    23.8                     33.3
--------------------------------------------------------------------------------
INDEBTEDNESS                               2.7                     (0.6)
--------------------------------------------------------------------------------
CAPITAL EXPENDITURES                      17.0                     21.5
--------------------------------------------------------------------------------

         In making any determination as to whether the above referenced targets have been met, any adjustment caused to the consolidated financial results of the Company and the Company Subsidiaries for the relevant quarter that results from (A) the payment of fees to PricewaterhouseCoopers and "American Appraisal" for their services in connection with

Buyer's evaluation of the Acquisition, which in any event shall not exceed US$190,000 in the aggregate, and (B) the payment of any fees of PricewaterhouseCoopers for its services in connection with the preparation of the financial materials to be provided by the Seller in connection with GTI's proxy statement seeking shareholder approval of the issuance of the GTI Shares, which in any event shall not exceed US$100,000 in the aggregate, shall not be taken into account, and such determination shall be made as if such fees had not been paid. GTI shall have five (5) calendar days following the delivery of the foregoing consolidated reviewed accounts of the Company and the Company Subsidiaries to verify whether the targets in the above table have been met.

         (d) The Company shall have delivered to GTI the Company's profit and loss statement and balance sheet, prepared on a consolidated basis in accordance with US GAAP, for each quarter beginning with the quarter ending September 30, 2003 through the last full quarter prior to the Closing Date, and the delivery of such quarterly statements shall take place within twenty-five
(25) days after the end of each respective quarter; and

         (e) Neither the Company nor any of the Company Subsidiaries shall have declared a moratorium on any of its Indebtedness, or be unable or admit its inability to pay its debts generally as they fall due, or shall have passed a resolution to wind up or liquidate, whether voluntary or involuntary, unless such event, in the sole opinion of GTI, does not or would not impact or adversely affect the transaction contemplated herein.

         Section 6.3       General Conditions Precedent to Seller's Obligations.

         The obligations of Seller to perform its obligations under this Agreement and the Related Agreements and to effect the Acquisition are subject to the satisfaction of the following conditions unless waived in writing (to the extent such conditions can be waived) by Seller:

         (a) Accuracy of Representations and Warranties. The representations and warranties of each of Buyer and GTI set forth in Article IV and Article V hereof shall be true and correct on the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except to the extent made as of an earlier specified date, and each of Buyer and GTI shall have delivered to Seller a certificate to that effect, dated the Closing Date, and signed by an authorized representative of each of Buyer and GTI.

         (b) Performance of Covenants. Each and all of the covenants and agreements of Buyer and GTI to be performed or complied with prior to or on the Closing Date shall have been duly performed or complied with by each of Buyer and GTI, respectively, and each of Buyer and GTI shall have delivered to Seller a certificate to that effect, dated the Closing Date, and signed by an authorized representative of each of Buyer and GTI.

         (c) Governmental Approvals. (1) Buyer and Buyer's Designee shall have obtained such Authorizations from the Antimonopoly Ministry that are required in order to carry out the Acquisition. (2) All provisions under the HSR Act shall have been complied with, the respective waiting periods thereunder shall have expired or have been terminated, and any investigation opened by means of a second request for additional information or otherwise shall have been terminated or closed. (3) Any and all other Authorizations required from any Governmental Entity to proceed with the transactions contemplated hereby shall have been obtained by each of the Parties.

         (d) Legal Proceedings. No injunction shall be in effect prohibiting or restraining the transactions contemplated by this Agreement and no Action shall have been commenced or threatened by any Governmental Entity to restrain or challenge the transactions contemplated by this Agreement or the Related Agreements or seeking to obtain material damages from Seller if such transactions are consummated.

         (e) Execution of the Related Agreements. Each of the Related Agreements shall have been duly entered into by all parties thereto (other than Seller) and shall be in full force and effect as of the Closing.

         (f) Authorization of Acquisition. All action necessary to authorize the execution, delivery and performance of this Agreement, as well as the Related Agreements, and the consummation of the transactions contemplated hereby and thereby, shall have been duly and validly taken by the appropriate governing body of Buyer, GTI and its stockholders, as applicable, including for the avoidance of doubt, the approval of GTI's stockholders for the issuance of the GTI Shares to the extent required by the Rules of the NASDAQ Stock Market.

         (g) Third Party Consents. Duly executed copies of all third party consents and approvals required in connection with the Acquisition or as otherwise required by this Agreement, including without limitation waivers issued by each of the Current Shareholders in respect of their rights under the Current Standstill Agreement to acquire newly issued shares in GTI, shall have been delivered to Seller and shall be in form and substance satisfactory to Seller.

         (h) Legal Opinions. Seller shall have received the opinions of Chadbourne & Parke LLP, New York counsel to Buyer and GTI, which shall be substantially in the form of Exhibit H.

         (i) Actions of Buyer's Designee. Buyer's Designee shall have duly executed and delivered the Supplemental Share Transfer Agreement and such agreement shall be in full force and effect.

         (j) Certification of the Number of GTI Shares. GTI shall have delivered a certificate signed by a duly authorized representative of GTI confirming the total number of shares of GTI's capital stock that shall be issued and outstanding as of the Closing Date after taking into account the issuance of the GTI Shares to Seller as contemplated hereunder.

         (k) Tax Exemption. Seller shall have applied to the Norwegian Ministry of Finance for, and shall have received, a tax exemption in respect of the transactions contemplated by this Agreement.

         Section 6.4       Financial Conditions Precedent to Seller's
                           Obligations.

         In addition to the foregoing conditions precedent set forth in Section 6.3, the obligations of Seller to perform its obligations under this Agreement and to effect the Acquisition are subject to the satisfaction of the following conditions as verified by an accounting firm selected by Seller unless waived in writing by Seller:

         (a) The Indebtedness at December 31, 2002 of GTI on a proportionately consolidated basis calculated in accordance with US GAAP shall not exceed US$21,100,000;

         (b) For the financial year ending December 31, 2002, GTI's audited accounts, calculated in accordance with US GAAP, shall show proportionately consolidated EBITDA of no less than US$100,600,000.

         (c) GTI's US GAAP accounts for the 2003 period ending on the last day of the quarter ending immediately preceding the Closing Date shall show proportionately consolidated EBITDA of no less than the target specified in the table below and proportionately consolidated Indebtedness and Capital Expenditures of no more than the target specified below; provided that (i) with respect to GTI's proportionately consolidated EBITDA, as at any date of determination, if the target for such date does not exceed by more than 1% GTI's proportionately consolidated EBITDA as at such date, and, with respect to GTI's proportionately consolidated Indebtedness, as at any date of determination, if such amount does not exceed the target for such date by more than 2.5%, and, with respect to GTI's proportionately consolidated Capital Expenditures, as at any date of determination, if such amount does not exceed the target for such date by more than 5%, then GTI shall be deemed to have met such target, (ii) if following June 30, 2003, GTI achieves one of the subsequent pre-Closing Date targets for EBITDA, on a cumulative basis, any failure by GTI to have achieved any preceding target shall be deemed to have been waived, and (iii) if, with respect to the incurrence of Indebtedness or Capital Expenditures, as the case may be, GTI has exceeded such targets but, by the Closing Date, has achieved the most recent subsequent pre-Closing Date targets for Indebtedness or Capital Expenditures, as the case may be, then such failure shall be deemed to have been waived. The targets with respect to proportionately consolidated EBITDA, Indebtedness and Capital Expenditures of GTI for the 2003 periods ending on the last day of the first nine months and the full year of 2003, respectively, are outlined in the table below (all figures in the table below are in millions of United States Dollars):

                               NINE MONTHS ENDED      TWELVE MONTHS ENDED
                                    9/30/03                12/31/03
-------------------------------------------------------------------------
EBITDA                               87.5                    122.4
-------------------------------------------------------------------------
INDEBTEDNESS                        (41.0)                   (50.0)
-------------------------------------------------------------------------
CAPITAL EXPENDITURES                 45.0                     59.5
-------------------------------------------------------------------------

         In making any determination as to whether the above referenced targets have been met, any adjustment caused to the financial results of GTI for the relevant quarter that results from the acquisition by any Subsidiary of GTI of the telephone service provider, Sibchallenge TeleCom, and an Internet service provider, Tel, in Krasnoyarsk, Russian Federation shall not be taken into account, and such determination shall be made as if such acquisitions did not (or will not) occur; provided that if such adjustment would negatively affect the net cash position of GTI and its consolidated Subsidiaries by more than US$20,000,000, then the amount in excess of US$20,000,000 by which such adjustment would affect the net cash position of GTI and its consolidated Subsidiaries shall be taken into account. Seller shall have a period of five (5) calendar days following the delivery of the foregoing accounts of GTI to verify whether the targets in the above table have been met.

         (d) GTI shall have delivered to the Company GTI's profit and loss statement and balance sheet, each prepared in accordance with US GAAP, for each quarter beginning with the quarter ending September 30, 2003 through the last full quarter prior to the Closing Date, and the delivery of such quarterly statements shall take place within twenty-five (25) days after the end of each respective quarter; and

         (e) Neither GTI nor any of its Subsidiaries shall have declared a moratorium on its Indebtedness, or be unable or admit its inability to pay its debts generally as they fall due, or shall have passed a resolution to wind up or liquidate, whether voluntary or involuntary, unless such event, in the sole opinion of Seller, does not or would not impact or adversely affect the transactions contemplated hereunder.

                                  ARTICLE VII

                               CONDUCT OF BUSINESS

         Section 7.1 Conduct of Business by the Company and the Company Subsidiaries.

         Seller agrees to cause the Company and each Company Subsidiary, prior to the Closing Date, (a) to conduct its business in the ordinary course in accordance with present policies and as heretofore conducted, (b) to preserve its business organization intact, (c) consistent with efficient and economical management, to retain the services of its present officers, employees and agents to the end that the Company and each Company Subsidiary may retain their goodwill and preserve their business relationships with customers, suppliers and others, (d) to maintain or renew all existing Authorizations necessary for the Company and each Company Subsidiary to carry out its business as currently conducted and to comply with all of the terms and conditions thereof and (e) report to GTI, as and when requested in writing, concerning the status of the business and operations of the Company or any of the Company Subsidiaries. Seller shall not, and shall not permit the Company or any Company Subsidiary to, take any action that would, or that could reasonably be expected to, result in any of the conditions to Closing set forth in Article VI not being satisfied. From and after the date hereof, and prior to the Closing Date, Seller shall not permit the Company or any of the Company Subsidiaries to engage in any of the following, without the prior written approval of Buyer and GTI:

                  (i) Changing or altering the Company's or any Company Subsidiary's corporate structure or amending its charter documents or by-laws or other governing or organizational documents, or initiating or undertaking any liquidation or dissolution of the Company or any Company Subsidiary;

                  (ii) issuing or selling any shares of its capital stock, any ownership, membership or equity interests, or any other securities or issuing any securities convertible into or exchangeable for, or options, warrants to purchase, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or entering into any contract, understanding or arrangement with respect to the issuance of, any ownership, membership or equity interests, any shares of its capital stock or any of its other securities, or entering into any arrangement or contract with respect to the purchase, redemption or voting of its ownership, membership or equity interests or shares of its capital stock, or adjusting, splitting, reacquiring, redeeming, combining or reclassifying any of its securities, or making any other changes in its capital structure;

                  (iii) directly or indirectly, establishing any new subsidiary, or making any equity investment in, or advancing any funds to, any Person involving an aggregate amount for the Company and the Company Subsidiaries in excess of US$10,000 (or the equivalent thereof in any other currency) other than trade advances or prepayments made in the ordinary course of business;

                  (iv) incurring (contingently or otherwise) any Indebtedness, other than in the ordinary course of business, but in no event shall the aggregate of such amount incurred for the Company and the Company Subsidiaries exceed US$2,500,000 (two million five hundred thousand US Dollars) (or the equivalent thereof in any other currency);

                  (v) incurring (contingently or otherwise) any other obligation or liability except for normal operating purposes in the ordinary course of business;

                  (vi) declaring, setting aside or paying any dividends (in cash or in kind) on, or making any distributions in respect of, any capital stock or other ownership, membership or equity interests of the Company or any Company Subsidiary (except in case such dividends or distributions are due to the Company or any Company Subsidiary); provided, that (1) the Company shall not be obligated to reduce its capital stock or otherwise eliminate the shares of Class B convertible preferred stock, nominal value 1 Ruble per share, of the Company and
         (2) the shares of Class B convertible preferred stock, nominal value 1 Ruble per share, of the Company may continue to accrue dividends so long as such dividends are not declared or paid;

                  (vii) entering into, amending or affirmatively renewing or terminating any contract, commitment, lease (whether of Real Property or any personal (movable) property) or other agreement, except on an arm's length basis and in the ordinary course of business;

                  (viii) guaranteeing or entering into any obligation to guarantee the obligation of any Person, provided that the aggregate potential liability under all of such guarantees in combination with any Indebtedness incurred under subsection (iv) above shall not exceed US$2,500,000 (two million five hundred thousand US Dollars) (or the equivalent thereof in any other currency), and provided further that a guarantee or assumption of obligations in favor of the Company or any Company Subsidiary shall not be subject to the foregoing restriction;

                  (ix) mortgaging, pledging or subjecting to any Lien, any of the assets, properties or business of the Company or any Company Subsidiary;

                  (x) selling or otherwise transferring or leasing any properties or assets or canceling any debt or claim or waiving any right, or purchasing or otherwise acquiring or leasing any properties or assets, in each case except in the ordinary course of business;

                  (xi) permitting to lapse any right with respect to any Intellectual Property or other intangible asset necessary for the conduct of the business of the Company or any Company Subsidiary;

                  (xii) granting any increase in wages or salary rates or in employment, retirement, severance, termination or other benefits or paying any bonus, or making any loan to any officer, director or employee, other than increases or bonuses in the ordinary course consistent with past practice or required by any agreement in effect as of the date of this Agreement and which is disclosed in any of the Schedules hereto, or entering into any employment contract with any Person except in accordance with any Company budget or business plan, or adopting any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit or welfare of any employee of the Company or any of the Company Subsidiaries;

                  (xiii) accelerating the collection of accounts receivable, delaying the payment of accounts payable or deferring maintenance and other expenses, reducing inventories, or otherwise increasing cash on hand, in a manner inconsistent with past practice or not in the ordinary course of business;

                  (xiv) repaying any Indebtedness, except as required by existing debt instruments;

                  (xv) making any material Tax election, settling or compromising any liability for Taxes, preparing and filing tax returns or declarations other than in accordance with applicable Law and on a basis consistent with the Company's and the Company Subsidiaries' past practices or, other than in the ordinary course of business, engaging in any transaction or operating the business in a manner that would directly or indirectly result in any liability for Taxes of the Company or any of the Company Subsidiaries;

                  (xvi) making any changes in the type or amount of the insurance coverages of the Company or any of the Company Subsidiaries, other than any increase in coverage amount or renewal of a policy in the ordinary course of business;

                  (xvii) making any material change in its accounting methods or practices; or

                  (xviii) agreeing, in writing or otherwise, to do any of the foregoing.

         Section 7.2       Conduct of Business by GTI and the Key GTI Companies.

         GTI agrees to, and to cause each of the Key GTI Companies to, prior to the Closing Date, (a) conduct its business in the ordinary course in accordance with present policies and as heretofore conducted, (b) consistent with efficient and economical management, retain the services of its present officers and management to the end that GTI and each of the Key GTI Companies may retain their goodwill and preserve their business relationships with customers, suppliers and others, and (c) report to Seller, as and when requested in writing, concerning the status of the business and operations of GTI or any of the Key GTI Companies. GTI shall not, and shall not permit any of the Key GTI Companies to, take any action that would, or that could reasonably be expected to, result in any of the conditions to

Closing set forth in Article VI not being satisfied. From and after the date hereof, and prior to the Closing Date, GTI shall not, and shall not permit any of the Key GTI Companies to, engage in any of the following, without the prior written approval of Seller:

                  (i) except as otherwise described in Schedule 7.2 or as may be required by applicable Law, and in such case, only to the extent necessary, changing or altering GTI's or any Key GTI Company's corporate structure or amending its charter documents or by-laws or other governing or organizational documents, or initiating or undertaking any liquidation or dissolution of GTI or any Key GTI Company;

                  (ii) solely in relation to shares of capital stock of GTI and except for grants under GTI's equity incentive plan within the limits therefor in effect on the Execution Date or the issuance of shares of common stock of GTI upon exercise of options thereunder, issuing or selling any shares of GTI's capital stock or any other securities or issuing any securities convertible into or exchangeable for, or options, warrants to purchase, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or entering into any contract, understanding or arrangement with respect to the issuance of any shares of GTI's capital stock or any of GTI's other securities, or entering into any arrangement or contract with respect to the purchase, redemption or voting of GTI's capital stock, or adjusting, splitting, reacquiring, redeeming, combining or reclassifying any of GTI's securities, or making any other changes in its capital structure;

                  (iii) declaring, setting aside or paying any dividends in the form of shares of capital stock or other securities on any capital stock or other ownership, membership or equity interests of GTI or any Key GTI Company (except in case such dividends are due to GTI or any Key GTI Company);

                  (iv) except as set forth on Schedule 7.2, selling or otherwise transferring or leasing any properties or assets or canceling any debt or claim or waiving any right, other than (a) in the ordinary course of business, (b) transfers among GTI or any of its Subsidiaries or (c) in any case where the amount involved does not exceed US$2,000,000 (two million US Dollars) (or the equivalent thereof in any other currency);

                  (v) granting to any employee, officer or director of GTI or any Key GTI Company any retirement, severance, termination or other severance-related benefits in respect of which the aggregate potential liability to GTI or any Key GTI Company is in excess of US$250,000 (or the equivalent thereof in any other currency), or adopting any profit sharing or similar plan;

                  (vi) incurring (contingently or otherwise) any Indebtedness, other than (A) in the ordinary course of business, provided that in no event shall the aggregate amount of such Indebtedness incurred in the ordinary course of business exceed US$5,000,000 (five million US Dollars) (or the equivalent thereof in any other currency), and (B) Indebtedness incurred by GTI or any Subsidiary of GTI under a loan agreement to be entered into by GTI and certain of its Subsidiaries with the European Bank for Reconstruction and Development;

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                  (vii)    changing the manner in which GTI or any Key GTI
         Company accounts for its Tax liabilities, or deviating from past practice in preparing and filing any Returns, unless required to do so by applicable Law;

                  (viii) making any material change in its accounting methods or practices, except as may be required by applicable Law;

                  (ix) taking any action to delist GTI's capital stock from NASDAQ; or

                  (x) agreeing, in writing or otherwise, to do any of the foregoing.

                                  ARTICLE VIII

                        FURTHER AGREEMENTS AND ASSURANCES

         Section 8.1       Government Filings and Approvals.

         (a) Each of Seller, Buyer and GTI agrees to use its reasonable best efforts to comply promptly with all requests or requirements which applicable Law or any Governmental Entity may impose on them with respect to the transactions which are the subject of this Agreement. The reasonable best efforts of Seller, GTI and Buyer shall include, but shall not be limited to, a good faith response, in cooperation with one another, to all requests for information, documentary or otherwise, by any Governmental Entity; provided, however, that none of Buyer, GTI and Seller, nor any of their Affiliates, shall be required to divest any operations, assets or business in connection with the receipt of clearance of the transactions contemplated hereunder.

         (b) Notwithstanding the generality of the foregoing, as promptly as practicable after the Execution Date:

                  (i) Buyer and Buyer's Designee agree to submit an application with the Antimonopoly Ministry seeking approval of the transactions contemplated hereunder;

                  (ii) Seller and GTI shall complete the filings required pursuant to the HSR Act. Seller and GTI shall diligently undertake, and fully cooperate with each other in the taking of, all actions and provide any and all additional information required or reasonably requested in order to comply with the requirements of the HSR Act. Seller shall pay any fee related to the filings required under the HSR Act. Seller and GTI shall use their respective best efforts to ensure that, as promptly as practicable, any applicable waiting periods under the HSR Act expire and that any objections to the transfer of the GTI Shares hereunder are promptly withdrawn; and

                  (iii) Seller shall complete the filings with the Norwegian Ministry of Finance as may be required in connection with obtaining the tax exemption referred to in Section 6.3(k) above.

         Section 8.2       Confidentiality.

         (a) If the Acquisition is not consummated, then the Confidentiality Agreement shall continue to remain in full force and effect and the parties thereto shall remain obligated thereunder in accordance with the terms thereof.

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         (b)      If the Acquisition is consummated, then the parties thereto shall terminate the Confidentiality Agreement as of the Closing Date, and in the case of Seller and the Company, shall procure that the shareholders of the Company signatories thereto also agree to such termination. In such case, Seller shall, and shall cause each of its Affiliates and each of the directors, officers, employees, agents, advisors (including financial advisors) and representatives ("Representatives") of Seller and its Affiliates to (i) maintain in confidence any and all Confidential Information and (ii) refrain from using any and all such Confidential Information for their own benefit or in competition with or otherwise to the detriment of Buyer, GTI, any of their Affiliates, the Company or any of the Company Subsidiaries.

         (c) In addition to the obligations concerning the Confidential Information set out above, if the Acquisition is consummated, Seller shall, and shall cause each of its Affiliates and each of the Representatives of Seller and its Affiliates to (i) maintain in confidence any and all any and all information provided to the Seller, its Affiliates or any of their Representatives concerning GTI, Buyer or any Key GTI Company, or otherwise learned by the Seller, any Affiliate of Seller or any of their Representatives in the course of the negotiation of this Agreement and the transactions contemplated hereby and through its due diligence investigation, and (ii) refrain from using any and all such information for its own benefit or in competition with or otherwise to the detriment of Buyer, GTI, the Key GTI Companies or any of their Subsidiaries or other Affiliates. It is understood that Seller shall have no liability hereunder for disclosure or use of any such information which (i) is in or, through no fault of Seller, its Affiliates, the Representatives of Seller or their Affiliates, comes into the public domain, or (ii) was acquired by Seller from other sources after the Closing, provided such sources are not, to the Knowledge of Seller, bound by any confidentiality agreement with Buyer, GTI or any Affiliate or Subsidiary thereof (including the Company and the Company Subsidiaries) or (iii) which Seller is legally required to disclose.

         Section 8.3       Cooperation in Defense of Action.

         In the event that on or before the Closing Date, Seller shall become aware that the Company or any Company Subsidiary is threatened by, subject to or is liable to be subject to an Action, Seller agrees to promptly notify Buyer and GTI to such effect and to cooperate fully and in good faith with Buyer and GTI in defending against or bringing a counterclaim in respect of such Action. In such event, Seller further agrees to take (and to cause the Company and any Company Subsidiary to take, as required) all necessary steps, including without limitation executing any required legal instruments, in furtherance of defending the Company or any Company Subsidiary or bringing a counterclaim in respect of such Action.

         Section 8.4       Best Efforts; Execution of Additional Documents.

         (a) Subject to the terms and conditions of this Agreement, each Party shall use its reasonable best efforts to cause the Closing to occur. Without limiting the foregoing, Seller agrees to provide to GTI all necessary financial and other information with respect to Seller and its Affiliates (including the Company and the Company Subsidiaries) required to be included in any proxy statement used to solicit proxies from GTI's stockholders for the approval of the issuance of the GTI Shares.

         (b) Without further consideration, within a reasonable period of time after the Closing, as and when requested by any Party, each Party shall execute and deliver, or cause

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to be executed and delivered, to the other Party or Parties all such documents and instruments, and shall take, or cause to be taken, all such other actions, as the first Party may reasonably deem necessary or desirable to evidence the consummation of the transactions contemplated by this Agreement and carry out any post-closing matters provided for hereunder.

         Section 8.5       Insurance.

         Until the Closing Date, Seller shall maintain or cause the Company and the Company Subsidiaries to maintain in full force and effect all presently existing insurance coverage or equivalent substitutes therefor with respect to the Company and the Company Subsidiaries and their respective businesses, and will take no action that will cause a cancellation, or a lapse or reduction in benefits thereof. Seller shall take such action as may be necessary to assure the availability to the Company and the Company Subsidiaries on or after the Closing Date of the full benefits of liability insurance purchased on an "occurrence basis" by Seller and its Affiliates (other than the Company or any of the Company Subsidiaries) covering the Company and the Company Subsidiaries for the periods prior to the Closing Date, subject to the terms, conditions and limitations in such policies, and shall cooperate with Buyer and GTI in making any claims thereunder.

         Section 8.6       Resignations and Bank Account Rights.

         On the Closing Date, Seller shall cause to be delivered to Buyer and GTI duly signed resignations (including waivers of any claims against the Company or any of the Company Subsidiaries, as applicable), effective immediately after the Closing, of the members of the boards of directors and management of the Company and the Company Subsidiaries as shall be specified in writing by Buyer and delivered to Seller on or before the fifth day prior to the Closing. Additionally, at the request of GTI, the Seller shall procure that as of the Closing Date the authority to conduct operations in respect of any bank account maintained by the Company or any Company Subsidiary shall have been transferred to the individuals designated by GTI. The Seller shall take all action as is necessary to accomplish the foregoing.

         Section 8.7       Non-Interference.

         None of Seller nor any of its Affiliates shall, for a period of two years following the Closing Date, (a) interfere with the Company's or any Company Subsidiary's relationship with, or endeavor to employ or entice away from the Company or any Company Subsidiary, any individual who at any time on or after the Execution Date was an employee of the Company or any of the Company Subsidiaries, other than those individuals resigning as contemplated by Section 8.6, or (b) induce or attempt to induce by any means any customer, supplier or other business relation of the Company or any Company Subsidiary to cease doing business with the Company or any Company Subsidiary, or in any way interfere with the relationship between the Company and the Company Subsidiaries and their customers, suppliers and other business relations.

         Section 8.8       Investment Covenants.

         (a) Subject to paragraph (b) immediately below, Seller agrees that none of the GTI Shares will be offered or sold in the absence of registration under the Securities Act and any applicable state securities laws or, in the opinion of counsel acceptable to GTI, pursuant

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to an exemption from the registration requirements of the Securities Act and any applicable state securities laws. Seller will not transfer any GTI Shares in violation of the provisions of any applicable federal, state or foreign securities laws. Seller further agrees that no hedging transactions involving the GTI Shares shall be conducted unless such transactions are conducted in compliance with the Securities Act and the Exchange Act.

         (b) Except as otherwise permitted under the terms of the New Shareholders Agreement, for a period of six (6) months after the Closing Date, Seller will not offer, contract to sell, pledge or otherwise dispose of, directly or indirectly, any of the GTI Shares or securities convertible into or exchangeable or exercisable for any of the Company Shares, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of GTI.

         Section 8.9       Additional Disclosure.

         (a) Seller shall promptly notify GTI of, and furnish GTI any information that it may reasonably request with respect to, the occurrence to the Knowledge of Seller of any event or condition or the existence to the Knowledge of Seller of any fact that would cause any of the conditions to any Party's obligation to consummate the purchase and sale of the Shares not to be fulfilled.

         (b) Buyer or GTI shall promptly notify Seller of, and furnish Seller any information it may reasonably request with respect to, the occurrence to the Knowledge of Buyer or GTI of any event or condition or the existence to the Knowledge of Buyer or GTI of any fact that would cause any of the conditions to any Party's obligation to consummate the purchase and sale of the Shares not to be fulfilled.

         (c) Any agreements, contracts, leases, licenses, commitments or instruments of the Company or any Company Subsidiary entered into between the date hereof and Closing that would have been required to be listed on Schedule 3.17(a) if entered into prior to the date hereof shall be delivered to GTI and Buyer by Seller promptly after being entered into and shall be deemed to be "Company Contracts" for the purposes of this Agreement.

         Section 8.10 Transfer of the Supplemental Shares by the Seller's Designee.

         On the Execution Date, Seller agrees to procure that Seller's Designee shall duly execute and deliver the Supplemental Share Transfer Agreement. On or before the Closing Date, Seller shall, and agrees to procure that the Seller's Designee shall, execute and deliver all documents and instruments in form reasonably satisfactory to GTI as may be required under applicable Law, including the Laws of the Russian Federation, or reasonably necessary in the opinion of GTI, in order for the transfer from Seller and Seller's Designee to Buyer's Designee of full and exclusive ownership rights to the Supplemental Shares to occur on the Closing Date. GTI shall procure that Buyer's Designee cooperates to the extent reasonably necessary in connection with the transfer of the Supplemental Shares to Buyer's Designee by Seller's Designee, including without limitation ensuring that Buyer's Designee (i) executes and delivers all relevant documentation, (ii) responds to all reasonable inquiries of Seller or Seller's Designee and (iii) as necessary, opens and maintains an account with the Shareholders' Registrar in order to receive the Supplemental Shares upon their transfer from Seller's Designee.

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

         Section 8.11      Cooperation on Tax Matters.

         The Parties shall without further consideration reasonably cooperate with each other, and shall cause their respective Representatives to reasonably cooperate with each other in connection with the preparation of any Returns and conducting any tax audit or other proceedings in respect of Taxes. In the event of any Tax audit, Tax hearing or other such Tax proceeding involving either the Company or any of the Company Subsidiaries for which either Buyer or Seller may be liable under this Agreement, each Party shall provide reasonable notification to the other Party prior to the commencement of such event, or if giving such notice is not reasonably practicable, then immediately upon commencement of any such event. During any such tax proceeding, each Party agrees to reasonably consult and take into account the views (in a manner consistent with positions taken prior to the Execution Date) of the other Party. Each Party shall also have the right to request that a representative be present during such tax audit, tax hearing or other such tax proceeding.

         Section 8.12      Foreign Corrupt Practices Act.

         (a) The Parties represent and acknowledge that certain applicable Laws of both the Russian Federation and of the United States of America shall apply to the transactions contemplated by this Agreement. The Parties represent that each is familiar with the Act, and, in particular, with the provisions of the Act which prohibit the payment or giving anything of value either directly or indirectly by a representative of a company formed in a jurisdiction of the United States of America to an official of a foreign government (including political party officials and candidates for public office) for the purpose of influencing an act or decision in his or her official capacity, or inducing him or her to use his or her influence with the foreign government or any Governmental Entity thereof, to assist a company in obtaining or retaining business for or with, or directing business, to any Person.

         (b) Each of GTI and Buyer covenants to Seller, and Seller covenants to each of GTI and Buyer, that it shall not take any action that would constitute a violation of the Act.

                                   ARTICLE IX

                                 INDEMNIFICATION

         Section 9.1       Indemnification by Seller.

         (a) Seller will indemnify, defend, save and hold each of Buyer and GTI and any of their Affiliates (including after the Closing, the Company and any Company Subsidiary) and any of its and their respective directors, officers, employees or agents (the "GTI Affiliates") harmless from and against any and all damage, liability, loss, penalty, expense, assessment, judgment or deficiency of any nature whatsoever (including, without limitation, reasonable attorneys' fees and expenses, consultants' and investigators' fees and expenses and other costs and expenses incident to any suit, action or proceeding) actually incurred or sustained by Buyer, GTI or any GTI Affiliate which shall arise out of or result from (a) any breach of any representation and warranty given or made by Seller in Article III herein or in any certificate delivered under this Agreement, or
(b) the noncompliance with or nonperformance of any agreement, obligation or covenant of Seller under this Agreement, provided that

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                  (i)      none of Buyer, GTI or any GTI Affiliate shall be
         entitled to recover any amount under this Section 9.1(a) unless and until the aggregate amount which the Buyer, GTI and the GTI Affiliates are entitled to recover in respect of any claim for indemnification exceeds US$2,750,000 (or the equivalent thereof in any other currency), in which event the entire amount of such claims shall be recoverable;

                  (ii) individual claims less than US$250,000 (or the equivalent thereof in any other currency) may be not aggregated for the purposes of reaching the US$2,750,000 threshold;

                  (iii) Seller shall have no liability in respect of any claim unless written notice describing the nature of such claim shall have been given to Seller by GTI in accordance with Section 11.10 within the survival period specified in Section 11.4;

                  (iv) Seller shall have no liability in respect of any claim to the extent that it arose or is increased as a direct result of an increase in rates of any Tax implemented on or after the Closing Date or the passing of any legislation after the Closing Date with retroactive effect;

                  (v) neither Buyer, nor GTI nor any GTI Affiliate shall be entitled to be paid in full more than once in respect of any claim arising out of the same subject matter; and

                  (vi) if any potential claim shall arise by reason of a liability which is contingent only, then Seller shall have no obligation to make any payment in respect of such claim until such time as the contingent liability ceases to be contingent and becomes actual.

         (b) Notwithstanding the foregoing or anything else in this Agreement to the contrary, in no case shall the liability of Seller in connection with any indemnity obligation or otherwise under this Agreement exceed the sum of (1) the Notional Price; and (2) all costs and expenses of Buyer and GTI incurred in entering into this Agreement, including, without limitation, (A) fees and expenses of all outside advisors and (B) any amounts expended in pursuing any claim as a result of, or arising out of, a breach of a representation or a warranty or noncompliance with or nonperformance of any of Seller's agreements, obligations or covenants hereunder.

         Section 9.2       Indemnification by GTI and Buyer.

         (a) Each of GTI and Buyer, severally and not jointly (but subject to Section 9.2(c)), will indemnify, defend, save and hold Seller and any of its Affiliates and any of its or their respective directors, officers, employees or agents ("Seller's Affiliates") harmless from and against any and all damage, liability, loss, penalty, expense, assessment, judgment or deficiency of any nature whatsoever (including, without limitation, reasonable attorneys' fees and expenses, consultants' and investigators' fees and expenses and other costs and expenses incident to any suit, action or proceeding) actually incurred or sustained by Seller or any of Seller's Affiliates which shall arise out of or result from (a) any breach of any representation and warranty given or made by GTI in Article IV or Buyer in Article V, respectively, herein or in any certificate delivered under this Agreement, or (b) the noncompliance with or nonperformance of any agreement, obligation or covenant of Buyer or GTI, respectively, under this Agreement, provided that

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

                  (i) neither the Seller nor any Seller Affiliate shall be entitled to recover any amount under this Section 9.2(a) unless and until the aggregate amount which the Seller and the Seller Affiliates are entitled to recover in respect of any claim for indemnification exceeds US$11,000,000 (or the equivalent thereof in any other currency), in which event the entire amount of such claims shall be recoverable,

                  (ii) individual claims less than US$250,000 (or the equivalent thereof in any other currency) may be not aggregated for the purposes of reaching the US$11,000,000 threshold.

                  (iii) neither GTI nor Buyer shall have any liability in respect of any claim unless written notice describing the nature of such claim shall have been given to each of GTI and Buyer by Seller in accordance with Section 11.10 within the survival period specified in
         Section 11.4;

                  (iv) neither GTI nor Buyer shall have any liability in respect of any claim to the extent that it arose or is increased as a direct result of an increase in rates of any Tax implemented on or after the date immediately prior to the Closing Date or the passing of any legislation after the Closing Date with retroactive effect;

                  (v) neither Seller nor any Seller Affiliate shall be entitled to be paid in full more than once in respect of any claim arising out of the same subject matter; and

                  (vi) if any potential claim shall arise by reason of a liability which is contingent only, then neither GTI nor Buyer shall have any obligation to make any payment in respect of such claim until such time as the contingent liability ceases to be contingent and becomes actual.

         (b) Notwithstanding the foregoing or anything else in this Agreement to the contrary, in no case shall the liability of GTI and Buyer in the aggregate in connection with any indemnity obligation or otherwise under this Agreement exceed the sum of (1) the Notional Price; and (2) all costs and expenses of Seller incurred in entering into this Agreement, including, without limitation, (A) fees and expenses of all outside advisors and (B) any amounts expended in pursuing any claim as a result of, or arising out of, a breach of a representation or a warranty or noncompliance with or nonperformance of any of Buyer's or GTI's agreements, obligations or covenants hereunder.

         (c) Subject to all of the terms and conditions of this Agreement, including without limitation, the provisions of Section 9.2(b) and Section 11.4, GTI hereby unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to Seller the prompt and complete payment when due, and the prompt and complete performance when owing of each and every covenant, agreement and other obligation of the Buyer to be performed pursuant to this Agreement. GTI's obligations under this Section 9.2(c) shall not be altered, limited, impaired or otherwise affected by:

                  (i) any rescission of any demand for payment or performance or any failure by Seller to make any such demand on GTI or to collect any payments from GTI or any other guarantor or any release of GTI or any other guarantor;

                  (ii) any renewal, extension, modification, amendment, acceleration, compromise, waiver, indulgence, rescission, discharge, surrender or release, in whole or in

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part, of this Agreement or any of the obligations hereunder or any other instrument or agreement evidencing, relating to, securing or guaranteeing any of Buyer's obligations under this Agreement, or for any part thereof or any collateral security therefor or guaranty thereof;

                  (iii) the validity, regularity or enforceability of any of Buyer's obligations under this Agreement or any other instrument or agreement evidencing, relating to, securing or guaranteeing any of Buyer's obligations under this Agreement at any time or from time to time held by Seller;

                  (iv) any failure by Seller to protect, secure, perfect, record, insure or enforce any security document or collateral subject thereto at any time constituting security for the Buyer's obligations under this Agreement;

                  (v) any act or omission of Seller relating in any way to Buyer's obligations under this Agreement or to Buyer or GTI, including, without limitation, any failure to bring an action against any Person liable on Buyer's obligations under this Agreement, or any Person liable on any guaranty of Buyer's obligations under this Agreement, or any Person which has furnished security for Buyer's obligations under this Agreement, or to apply any funds of any such Person held by Seller, or to resort to any collateral or collateral of any other guarantor;

                  (vi) any defense, set-off or counterclaim which may at any time be available to or be asserted by or on behalf of Seller against Buyer or GTI or any circumstance which constitutes, or might be construed to constitute, an equitable or legal discharge of Buyer or GTI or any other guarantor for any of Buyer's obligations under this Agreement, in bankruptcy or in any other instance;

                  (vii) any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Buyer or GTI or any other guarantor or any defense which Buyer or GTI or any other guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding; or

                  (viii) any change, whether direct or indirect, in GTI's relationship to Buyer, including, without limitation, any such change by reason of any merger or any sale, transfer, issuance, or other disposition of any stock of Buyer, GTI or any other Person.

         The guarantee under this Section 9.2(c) shall be construed as a continuing, absolute and unconditional guarantee of payment and performance when due, and not of collection only, and the obligations of GTI hereunder shall not be conditioned or contingent upon the pursuit by Seller at any time of any right or remedy against Buyer or against any other Person which may be or become liable in respect of all or any part of Buyer's obligations under this Agreement or against any collateral security or guaranty therefor. The guarantee under this Section 9.2(c) shall remain in full force and effect until Buyer's obligations under this Agreement shall have been satisfied by payment or performance in full or released by Seller.

         The guarantee under this Section 9.2(c) shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of Buyer's obligations under this Agreement is avoided, rescinded or must otherwise be restored or returned by Seller or Seller's representatives or to any other guarantor for any reason, including as a result of any

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insolvency, bankruptcy or reorganization proceeding with respect to Buyer or
GTI, all as though such payment had not been made.

         It is understood and agreed that nothing herein shall require GTI to make any payment or perform any obligation under any circumstances in which Buyer would not be required, pursuant to the terms of this Agreement, to perform such obligation or make such payment by reason of a breach or misrepresentation by the Seller hereunder or the failure of any condition to such performance or payment to be satisfied.

         Section 9.3       Third-Party Claims.

         (a) Reasonably promptly after service of notice of any Action by any third Person in any matter in respect of which indemnity may be sought from a Party pursuant to this Agreement, the Party in receipt of the claim (the "Indemnified Party") shall promptly notify the other Party (or Parties as the case may be) (the "Indemnifying Party") of the receipt thereof. Failure to give such notice promptly shall not relieve the Indemnifying Party of its obligation hereunder; provided, however, that if such failure to give notice promptly adversely affects the ability of the Indemnifying Party to defend such claims or materially increases the amount of indemnification which the Indemnifying Party is obligated to pay hereunder, the amount of indemnification to which the Indemnified Party will be entitled to receive shall be reduced to an amount which the Indemnified Party would have been entitled to receive had such notice been timely given.

         (b) Unless the Indemnifying Party shall notify the Indemnified Party that the Indemnifying Party elects to assume the defense of any such Action or settlement thereof (such notice to be given as promptly as reasonably possible in view of the necessity to arrange for such defense (and in no event later than 20 days following the aforesaid notice) and to be accompanied by an acknowledgment of the Indemnifying Party's obligation to indemnify the Indemnified Party in respect of such matter), the Indemnified Party shall assume the defense of any such Action or settlement thereof. Such defense shall be conducted expeditiously (but with due regard for obtaining the most favorable outcome reasonably likely under the circumstances, taking into account costs and expenditures) and the Indemnifying Party or Indemnified Party, as the case may be, shall be advised promptly of all developments.

         (c) If the Indemnifying Party assumes the defense, the Indemnified Party will have the right to participate fully in any such Action and to retain its own counsel, but the fees and expenses of such counsel will be at its own expense unless (i) the Indemnifying Party shall have agreed to the retention of such counsel or (ii) the named parties to any such Action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No settlement of a claim, admission of liability, agreement or compromise in respect of a claim by either Party shall be made without the prior written consent of the other Party (or Parties as the case may be), which consent shall not be unreasonably withheld or delayed.

         (d) Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any such Action (and shall be liable for the fees and expenses of counsel incurred by the Indemnified Party in defending such matter) to the extent that the Action seeks an order, injunction or other equitable relief or relief for other than money

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damages against the Indemnified Party subject to the same requirements referred to above for the Indemnifying Party when it is entitled to assume such defense and the Indemnified Party shall have the right to settle such matter without the prior written consent of the Indemnifying Party unless such settlement involves the payment of money, in which event the required prior written consent shall not be unreasonably withheld or delayed.

                                   ARTICLE X

                                   TERMINATION

         Section 10.1      Mutual Agreement; Noncompliance or Nonperformance.

         (a)      In addition to the Parties' right to terminate under Section
2.5 (b), if a Party materially breaches any term or condition of this Agreement to be complied with at or before the Closing Date or the obligations of such Party become incapable of fulfillment prior to the Closing Date, and such breach or noncompliance shall not have been waived by the other Party or Parties hereto, then this Agreement may be terminated, the Closing Date shall not occur and the transactions contemplated hereby may be abandoned upon written notice by the nonbreaching Party to the breaching Party, without prejudice to the terminating Party's rights to claim damages or other relief.

         (b) This Agreement may be terminated at any time prior to the Closing by mutual written agreement of GTI, Buyer and Seller.

         Section 10.2      Effect of Termination.

         If this Agreement is validly terminated pursuant to the terms hereof, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of either Party (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), provided, that the provisions with respect to expenses in Section 11.9, the survival of representations and warranties in Section 11.4 and confidentiality in Section 8.2 will continue to apply following any such termination; and provided further, that if termination is effected pursuant to Section 10.1(a) above, then the terminating Party shall retain the rights provided for therein.

                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.1      Severability.

         It is expressly understood and agreed that any condition or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the enforceability of the remaining terms and provisions hereof nor shall it affect the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

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

         Section 11.2      Integration.

         This Agreement (including the Exhibits and Schedules attached hereto) constitutes the entire agreement and understanding of the Parties relating to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, relating to the subject matter hereof.

         Section 11.3      Assignment.

         This Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by Buyer or GTI without the prior written consent of Seller or by Seller without the prior written consent of Buyer and GTI; provided that Buyer may assign this Agreement to any wholly owned subsidiary of GTI, upon the prior written consent of Seller such consent not to be unreasonably withheld.

         Section 11.4      Survival.

         The representations and warranties set forth in this Agreement are deemed repeated on each of the Execution Date and the Closing Date (unless specific dates are otherwise indicated in the text of such provisions and taking into account all of the facts and circumstances existing as of such dates). All representations and warranties contained in this Agreement (including the Schedules hereto) or in any certificate delivered hereunder will be deemed to be representations and warranties under this Agreement as to the matters covered thereby. The representations, warranties and covenants set forth in this Agreement shall survive the Closing Date, and the liability for breach of any representations and warranties (other than breach of the representations and warranties in Sections 3.5, 3.19 and 4.11) shall survive for a period of eighteen (18) months following the Closing Date, and the liability for breach of the representations and warranties in Sections 3.5, 3.19 and 4.11 shall survive for a period of two (2) years following the Closing Date; provided, that if at end of the relevant survival period any Action is ongoing with respect to the breach of a representation and warranty, the validity of which would otherwise have expired, then the applicable survival period solely with respect to the disputed representation and warranty shall be automatically extended until the Action is fully and finally resolved.

         Section 11.5      Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         Section 11.6      Headings; Construction Rules.

         In this Agreement, (a) the headings are included for convenience of reference only and shall not in any way affect the meaning or interpretation of this Agreement; (b) the words "herein", "hereby", "hereunder", "hereof" and other equivalent words shall refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used; and (c) any references herein to a particular Section, Exhibit or Schedule means a Section of, or an Exhibit or Schedule to, this Agreement unless another agreement is specified.

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

         Section 11.7      Waiver; Requirement of Writing.

         This Agreement cannot be changed or any performance, term or condition waived in whole or in part except by a writing signed by the party against whom enforcement of the change or waiver is sought. Other than with respect to receipt of any Authorization required under applicable Law, any term or condition of this Agreement may be waived at any time by the Party hereto entitled to the benefit thereof. No delay or failure on the part of any Party in exercising any rights hereunder, and no partial or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder.

         Section 11.8      Finder's Fees; Brokers.

         Seller and each of GTI and Buyer represent and warrant that there are no claims (or any basis for any claims) for brokerage commissions, finder's fees or like payments in connection with this Agreement or the transactions contemplated hereby resulting from any action taken by it or on its behalf. Seller shall indemnify and hold each of Buyer and GTI harmless and GTI and Buyer shall indemnify and hold Seller harmless with respect to their respective representations and warranties set forth in this Section 11.8.

         Section 11.9      Expenses.

         Each of the Parties hereto shall pay, without right of reimbursement (except for the rights of indemnification provided in Article IX) from another Party or from the Company or any of the Company Subsidiaries, its own costs, Taxes as well as all the costs incurred by it incident to the preparation, execution and delivery of this Agreement and the performance of its obligations hereunder, whether or not the transactions contemplated by this Agreement shall be consummated.

         Section 11.10     Notices.

         Any notice, request, consent, waiver or other communication required or permitted hereunder shall be effective only if it is in writing and personally delivered or sent by facsimile or sent, postage prepaid, by registered or certified mail, return receipt requested, or by recognized overnight courier service, postage or other charges prepaid, and shall be deemed given when so delivered by hand or facsimile, or when received if sent by mail or by courier, as follows:

                  IF TO GTI OR BUYER:

                  Golden Telecom, Inc.
                  4400 MacArthur Blvd.,
                  N.W. Suite 200
                  Washington DC 20007

                  Facsimile No.: +1 (202) 332-4877
                  Attention: General Counsel

         with a copy to:

                  Representation Office of Golden TeleServices, Inc. 1 Kozhevnichesky Proezd

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

                  2nd Floor
                  Moscow 115114
                  Russian Federation

                  Facsimile No.: +7 (095) 797 9331
                  Attention: General Counsel

         and to:

                  Chadbourne & Parke LLP
                  30 Rockefeller Plaza
                  New York, New York 10112
                  United States of America
                  Attention: Laura M. Brank
                  Fax: 1 (212) 541-5369

                  IF TO SELLER:

                  Nye Telenor East Invest AS
                  Snaroyveien 30
                  N1331 Fornebu
                  Norway

                  Facsimile No.: +47 678 92434
                  Attention: Kjell Morten Johnsen

         with a copy to:

                  Advokatene i Telenor
                  Snaroyveien 30
                  N1331 Fornebu
                  Norway

                  Facsimile No.: +47 962 12208
                  Attention: Bjorn Hogstad

         and to:

                  Coudert Brothers
                  60 Cannon Street
                  London, EC4N 6JP

                  Facsimile No.: +44 (207) 248 3001
                  Attention: Peter O'Driscoll

or such other person or address as the addressee may have specified in a notice duly given to the sender as provided herein.

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

         Section 11.11     Applicable Law.

         This Agreement will be construed and interpreted in accordance with and governed by the laws of the State of New York, United States of America.

         Section 11.12     Dispute Resolution.

         (a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules then in force (the "Rules") by a panel of three (3) arbitrators in accordance with the following terms and conditions:

                  (i) In the event of any conflict between the Rules and the provisions of this Agreement, the provisions of this Agreement shall prevail.

                  (ii) The place of the arbitration shall be New York, New York, United States of America.

                  (iii) Each of GTI and the Buyer acting jointly (or either of them acting individually if only one of them is a party to any dispute), on the one hand, and Seller, on the other hand, shall appoint one arbitrator in accordance with the Rules, and the two arbitrators so appointed shall appoint the third (and presiding) arbitrator in accordance with the Rules within thirty (30) days from the appointment of the second arbitrator. In the event of an inability to agree on a third arbitrator, the appointing authority shall be the International Court of Arbitration of the International Chamber of Commerce, acting in accordance with such rules as it may adopt for this purpose.

                  (iv) The English language shall be used as the written and spoken language for the arbitration and all matters connected to the arbitration.

                  (v) The arbitrators shall have the power to grant any remedy or relief that they deem just and equitable and that is in accordance with the terms of this Agreement, including specific performance, and including, but not limited to, injunctive relief, whether interim or final, and any such relief and any interim, provisional or conservatory measure ordered by the arbitrators may be specifically enforced by any court of competent jurisdiction. Each Party retains the right to seek interim, provisional or conservatory measures from judicial authorities and any such request shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate.

                  (vi) The award of the arbitrators shall be final and binding on the Parties.

                  (vii) The award of the arbitrators may be enforced by any court of competent jurisdiction and may be executed against the person and assets of the losing party in any competent jurisdiction.

         (b) Except for arbitration proceedings pursuant to Section 11.12(a), no action, lawsuit or other proceeding (other than the enforcement of an arbitration decision, an action to compel arbitration or an application for interim, provisional or conservatory measures in connection with the arbitration) shall be brought by or between the Parties in connection with any matter arising out of or in connection with this Agreement.

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

         (c) Each Party irrevocably appoints CT Corporation System, located on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, USA, as its true and lawful agent and attorney to accept and acknowledge service of any and all process against it in any judicial action, suit or proceeding permitted by this Section 11.12, with the same effect as if such Party were a resident of the State of New York and had been lawfully served with such process in such jurisdiction, and waives all claims of error by reason of such service, provided that the Party effecting such service shall also deliver a copy thereof on the date of such service to the other Parties by facsimile as specified in
Section 11.10. Each Party will enter into such agreements with such agent as may be necessary to constitute and continue the appointment of such agent hereunder. In the event that any such agent and attorney resigns or otherwise becomes incapable of acting, the affected Party will appoint a successor agent and attorney in New York reasonably satisfactory to each other party, with like powers. Each Party hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City, in connection with any such action, suit or proceeding, and agrees that any such action, suit or proceeding may be brought in such court, provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 11.12 and shall not be deemed to be a general submission to the jurisdiction of said courts of or in the State of New York other than for such purpose. Each Party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum. Nothing herein shall affect the right of any Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction in a manner not inconsistent with this Section 11.12.

         (d) Each Party hereby represents and acknowledges that it is acting solely in its commercial capacity in executing and delivering this Agreement and in performing its obligations hereunder, and each such Party hereby irrevocably waives with respect to all disputes, claims, controversies and all other matters of any nature whatsoever that may arise under or in connection with this Agreement and any other document or instrument contemplated hereby, all immunity it may otherwise have as a sovereign, quasi-sovereign or state-owned entity (or similar entity) from any and all proceedings (whether legal, equitable, arbitral, administrative or otherwise), attachment of assets, and enforceability of judicial or arbitral awards.

         Section 11.13     No Insider Trading.

         If any Party obtains material, nonpublic information about another Party or any of its Affiliates, businesses, subsidiaries or ventures in the course of the transaction contemplated by this Agreement, the Party in receipt of such information (the "Recipient") agrees that neither the Recipient nor its representatives will trade, and that the Recipient will undertake reasonable precautions to disallow its representatives from trading, in the other Party's securities (or the securities of any Affiliate of another Party) during such time as such information is material and nonpublic.

         Section 11.14     Public Announcements.

         None of the Parties shall make any press release or public announcement with respect to the transactions contemplated hereby without (a) in the case of either of Buyer or GTI,

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

obtaining the prior written approval of Seller and (b) in the case of Seller, obtaining the prior written approval of each of Buyer and GTI, except in each case as may be required by law or regulations of securities exchanges. Approvals under this Section 11.14 shall not be unreasonably withheld or delayed.

         Section 11.15     No Third-Party Beneficiaries.

         Nothing in this Agreement will be construed as giving any Person, other than the Parties hereto and, as provided in Section 9.1(a) and Section 9.2(a), the GTI Affiliates and the Seller's Affiliates, their respective successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

                            [SIGNATURE PAGE FOLLOWS]

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

         IN WITNESS WHEREOF, this Share Exchange Agreement has been validly executed and delivered by the duly authorized representatives of the Parties as of the Execution Date.

GOLDEN TELECOM, INC.                             NYE TELENOR EAST INVEST AS

By: /s/ Alexander Vinogradov                     By: /s/ Kjell Morten Johnsen
    ------------------------------------             ---------------------------
    Name: Alexander Vinogradov                       Name: Kjell Morten Johnsen
    Title: President and Chief Executive Officer     Title: Attorney-in-Fact

SFMT-CIS, INC.

By: /s/ Jeffrey Riddell
    ------------------------------------
    Name: Jeffrey Riddell
   Title: Senior Vice President and General Counsel

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